ENVIRODYNE RETIREMENT INCOME PLAN
                  (January 1, 1995 Restatement)


                       TABLE OF CONTENTS


                                     PREAMBLE

                                     ARTICLE I
                            DEFINITIONS

       1.1  Plan Definitions                                    2
       1.2  Interpretation                                      6

                             ARTICLE II
                              SERVICE

       2.1  Definitions                                         8
       2.2  Crediting of Hours of Service                       9
       2.3  Hours of Service Equivalencies                     10
       2.4  Limitations on Crediting of Hours of Service       11
       2.5  Department of Labor Rules                          11
       2.6  Crediting of Continuous Service                    11
       2.7  Eligibility Service                                12
       2.8  Years of Vesting Service                           12

                           ARTICLE III
                           ELIGIBILITY

       3.1  Eligibility                                        13
       3.2  Transfers of Employment                            13
       3.3  Reemployment                                       13
       3.4  Notification Concerning New Eligible Employees     13
       3.5  Effect and Duration                                14

                           ARTICLE IV
                  TAX-DEFERRED CONTRIBUTIONS

       4.1  Tax-Deferred Contributions                         15
       4.2  Amount of Tax-Deferred Contributions               15
       4.3  Changes in Reduction Authorization                 15
       4.4  Suspension of Tax-Deferred Contributions           16
       4.5  Resumption of Tax-Deferred Contributions           16
       4.6  Delivery of Tax-Deferred Contributions             16
       4.7  Vesting of Tax-Deferred Contributions              16

                           ARTICLE V
              AFTER-TAX AND ROLLOVER CONTRIBUTIONS

       5.1  After-Tax Contributions                            17
       5.2  Amount of After-Tax Contributions by Payroll
              Withholding                                      17
       5.3  Changes in Payroll Withholding Authorization       17
       5.4  Suspension of After-Tax Contributions by
              Payroll Withholding                              18
       5.5  Resumption of After-Tax Contributions by
              Payroll Withholding                              18
       5.6  Rollover Contributions                             18
       5.7  Delivery of After-Tax Contributions                19
       5.8  Vesting of After-Tax Contributions and
              Rollover Contributions                           19

                            ARTICLE VI
                      EMPLOYER CONTRIBUTIONS

       6.1  Definitions                                        20
       6.2  Contribution Period                                20
       6.3  Profit-Sharing Contributions                       20
       6.4  Allocation of Profit-Sharing Contributions         20
       6.5  Matching Contributions                             20
       6.6  Allocation of Matching Contributions               21
       6.7  Verification of Amount of Employer
              Contributions by the Sponsor                     22
       6.8  Payment of Employer Contributions                  22
       6.9  Eligibility to Participate in Allocation           22
       6.10  Vesting of Employer Contributions                 23
       6.11  Election of Former Vesting Schedule               23
       6.12  Forfeitures to Reduce Employer Contributions      24

                            ARTICLE VII
                   LIMITATIONS ON CONTRIBUTIONS

       7.1  Definitions                                        25
       7.2  Code Section 402(g) Limit                          28
       7.3  Limitation on Tax-Deferred Contributions of
              Highly Compensated Employees                     29
       7.4  Distribution of Excess Tax-Deferred Contributions  30
       7.5  Limitation on Matching Contributions and
              After-Tax Contributions of Highly
              Compensated Employees                            31
       7.6  Forfeiture or Distribution of Excess Contributions 32
       7.7  Multiple Use Limitation                            33
       7.8  Determination of Income or Loss                    34
       7.9  Code Section 415 Limitations on Crediting
              of Contributions and Forfeitures                 34
      7.10  Coverage Under Other Qualified Defined
              Contribution Plan                                35
      7.11  Coverage Under Qualified Defined Benefit Plan      35
      7.12  Scope of Limitations                               36


                              ARTICLE VIII
                  TRUST FUNDS AND PARTICIPANT ACCOUNTS

      8.1  General Fund                                        37
      8.2  Investment Funds                                    37
      8.3  Loan Investment Fund                                37
      8.4  Appointment of Investment Managers                  37
      8.5  Income on Trust                                     37
      8.6  Participant Accounts                                38
      8.7  Sub-Accounts                                        38

                               ARTICLE IX
                       LIFE INSURANCE CONTRACTS

      9.1  No Life Insurance Contracts                         39

                               ARTICLE X
                DEPOSIT AND INVESTMENT OF CONTRIBUTIONS

     10.1  Future Contribution Investment Elections            40
     10.2  Deposit of Contributions                            40
     10.3  Election to Transfer Between Funds                  40
     10.4  404(c) Plan                                         41

                              ARTICLE XI
               CREDITING AND VALUING PARTICIPANT ACCOUNTS

     11.1  Crediting Participant Accounts                      42
     11.2  Valuing Participant Accounts                        42
     11.3  Plan Valuation Procedures                           42
     11.4  Finality of Determinations                          43
     11.5  Notification                                        43

                             ARTICLE XII
                                LOANS

     12.1  Application for Loan                                44
     12.2  Reduction of Account Upon Distribution              44
     12.3  Requirements to Prevent a Taxable Distribution      44
     12.4  Administration of Loan Investment Fund              45
     12.5  Default                                             46

                            ARTICLE XIII
                     WITHDRAWALS WHILE EMPLOYED

     13.1  Withdrawals of After-Tax Contributions
             and/or Rollover Contributions                     47
     13.2  Withdrawals of Tax-Deferred Contributions           47
     13.3  Limitations on Withdrawals Other than
             Hardship Withdrawals                              47
     13.4  Order of Withdrawal from a Participant's
             Sub-Accounts                                      48
     13.5  Conditions and Limitations on Hardship
             Withdrawals                                       48

                            ARTICLE XIV
            TERMINATION OF EMPLOYMENT AND SETTLEMENT DATE

     14.1  Termination of Employment and Settlement Date       50
     14.2  Separate Accounting for Non-Vested Amounts          50
     14.3  Disposition of Non-Vested Amounts                   50
     14.4  Recrediting of Forfeited Amounts                    51

                             ARTICLE XV
                            DISTRIBUTIONS

     15.1  Distributions to Participants                       53
     15.2  Distributions to Beneficiaries                      53
     15.3  Cash Outs and Participant Consent                   54
     15.4  Required Commencement of Distribution               54
     15.5  Reemployment of a Participant                       55
     15.6  Restrictions on Alienation                          55
     15.7  Facility of Payment                                 55
     15.8  Inability to Locate Payee                           55
     15.9  Distribution Pursuant to Qualified
             Domestic Relations Orders                         56

                             ARTICLE XVI
                           FORM OF PAYMENT

     16.1  Form of Payment                                     57
     16.2  Direct Rollover                                     57
     16.3  Notice Regarding Form of Payment                    58

                            ARTICLE XVII
                           BENEFICIARIES

     17.1  Designation of Beneficiary                          59
     17.2  Spousal Consent Requirements                        59

                           ARTICLE XVIII
                           ADMINISTRATION

     18.1  Authority of the Sponsor                            60
     18.2  Action of the Sponsor                               60
     18.3  Claims Review Procedure                             61
     18.4  Qualified Domestic Relations Orders                 62
     18.5  Indemnification                                     62
     18.6  Actions Binding                                     62

                             ARTICLE XIX
                      AMENDMENT AND TERMINATION

     19.1  Amendment                                           63
     19.2  Limitation on Amendment                             63
     19.3  Termination                                         63
     19.4  Reorganization                                      64
     19.5  Withdrawal of an Employer                           65

                             ARTICLE XX
                     ADOPTION BY OTHER ENTITIES

     20.1  Adoption by Related Companies                       66
     20.2  Effective Plan Provisions                           66

                              ARTICLE XXI
                       MISCELLANEOUS PROVISIONS

     21.1  No Commitment as to Employment                      67
     21.2  Benefits                                            67
     21.3  No Guarantees                                       67
     21.4  Expenses                                            67
     21.5  Precedent                                           67
     21.6  Duty to Furnish Information                         67
     21.7  Withholding                                         68
     21.8  Merger, Consolidation, or Transfer of Plan Assets   68
     21.9  Back Pay Awards                                     68
     21.10  Condition on Employer Contributions                69
     21.11  Return of Contributions to an Employer             69
     21.12  Validity of Plan                                   69
     21.13  Trust Agreement                                    70
     21.14  Parties Bound                                      70
     21.15  Application of Certain Plan Provisions             70
     21.16  Leased Employees                                   70
     21.17  Transferred Funds                                  71

                               ARTICLE XXII
                          TOP-HEAVY PROVISIONS

     22.1  Definitions                                         72
     22.2  Applicability                                       75
     22.3  Minimum Employer Contribution                       75
     22.4  Adjustments to Section 415 Limitations              75
     22.5  Accelerated Vesting                                 76

                               ARTICLE XXIII
                              EFFECTIVE DATE

     23.1 Effective Date of Amendment and Restatement          77

                              PREAMBLE


The Envirodyne Retirement Income Plan, originally effective as of January 1, 1990, and heretofore known as the Envirodyne Industries, Inc. Retirement Savings Plan, is hereby amended and restated in its entirety. The Plan, as amended and restated hereby, is intended to qualify as a profit-sharing plan under
Section 401(a) of the Code, and includes a cash or deferred arrangement that is intended to qualify under Section 401(k) of the Code. The Plan is maintained for the exclusive benefit of eligible employees and their beneficiaries.

Notwithstanding any other provision of the Plan to the contrary, a Participant's vested interest in his Participant Account under the Plan on and after the effective date of this amendment and restatement shall be not less than his vested interest in his account on the day immediately preceding the effective date. In addition, notwithstanding any other provision of the Plan to the contrary, the forms of payment and other Plan provisions that were available under the Plan immediately prior to the later of the effective date of this amendment and restatement or the date this amendment and restatement is adopted and that may not be eliminated under Section 411(d)(6) of the Code shall continue to be available to Participants who had an account under the Plan on the day immediately preceding the later of the effective date or the date this amendment and restatement is adopted.

                            ARTICLE I
                           DEFINITIONS


1.1  Plan Definitions
     ----------------

As used herein, the following words and phrases have the meanings hereinafter set forth, unless a different meaning is plainly required by the context:

The "Administrator" means the Sponsor unless the Sponsor
     -------------
designates another person or persons to act as such.

An "After-Tax Contribution" means any after-tax employee
    ----------------------
contribution made by a Participant as may be permitted under
Article V.

The "Beneficiary" of a Participant means the person or persons
     -----------
entitled under the provisions of the Plan to receive distribution hereunder in the event the Participant dies before receiving distribution of his entire interest under the Plan.

The "Code" means the Internal Revenue Code of 1986, as amended
     ----
from time to time. Reference to a section of the Code includes such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

The "Compensation" of a Participant for any period means the
     ------------
wages as defined in Section 3401(a) of the Code, determined without regard to any rules that limit compensation included in wages based on the nature or location of the employment or services performed, and all other payments made to him for such period for services as an Employee for which his Employer is required to furnish the Participant a written statement under Sections 6041(d) and 6051(a)(3) of the Code, and excluding reimbursements or other expense allowances, fringe benefits, moving expenses, deferred compensation, and welfare benefits, but determined prior to any exclusions for Tax-Deferred Contributions or amounts deferred under Section 125, 402(e)(3), 402(h), 403(b), or 457(b) of the Code.

In no event, however, shall the Compensation of a Participant taken into account under the Plan for any Plan Year exceed (1) $200,000 for Plan Years beginning prior to January 1, 1994, or
(2) $150,000 for Plan Years beginning on or after January 1, 1994 (subject to adjustment annually as provided in Section 401(a)(17)(B) and Section 415(d) of the Code; provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Plan Years beginning in such calendar year). If the Compensation of a Participant is determined over a period of time that contains fewer than 12 calendar months, then the annual compensation limitation described above shall be adjusted with respect to that Participant by multiplying the annual compensation limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is 12; provided, however, that no proration is required for a Participant who is covered under the Plan for less than one full Plan Year if the formula for allocations is based on Compensation for a period of at least 12 months. In determining the Compensation, for purposes of applying the annual compensation limitation described above, of a Participant who is a five percent owner or among the ten Highly Compensated Employees receiving the greatest Compensation for the Plan Year, the Compensation of the Participant's spouse and of his lineal descendants who have not attained age 19 as of the close of the Plan Year shall be included as Compensation of the Participant for the Plan Year. If as a result of applying the family aggregation rule described in the preceding sentence the annual compensation limitation would be exceeded, the limitation shall be prorated among the affected family members in proportion to each member's Compensation as determined prior to application of the family aggregation rules.

A "Contribution Period" means the period specified in Article VI
   -------------------
for which Employer Contributions shall be made.

The "Early Retirement Date" of an employee means the date he
     ---------------------
attains age 55 and completes at least 5 years of service.

An "Eligible Employee" means any Employee who has met the
    -----------------
eligibility requirements of Article III to have Tax-Deferred
Contributions made to the Plan on his behalf.

The "Eligibility Service" of an employee means the period or
     -------------------
periods of service credited to him under the provisions of
Article II for purposes of determining his eligibility to participate in the Plan as may be required under Article III.

An "Employee" means any salaried, hourly, or clerical employee of
    --------
the Employer other than an employee who is covered by a collective bargaining agreement that does not specifically provide for coverage under the Plan.

An "Employer" means the Sponsor and any entity which has adopted
    --------
the Plan as may be provided under Article XX.

An "Employer Contribution" means the amount, if any, that an
    ---------------------
Employer contributes to the Plan as may be provided under
Article VI or Article XXII.

An "Enrollment Date" means the first day of each Plan Year
    ---------------
quarter.

"ERISA" means the Employee Retirement Income Security Act of
 -----
1974, as amended from time to time. Reference to a section of ERISA includes such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

The "General Fund" means a Trust Fund established by the Trustee
     ------------
as required to hold and administer any assets of the Trust that are not allocated among any separate Investment Funds as may be provided in the Plan or the Trust Agreement. No General Fund shall be established if all assets of the Trust are allocated among separate Investment Funds.

A "Highly Compensated Employee" means an Employee or former
   ---------------------------
Employee who is a highly compensated active employee or highly compensated former employee as defined hereunder.

A "highly compensated active employee" includes any Employee who performs services for an Employer during the determination year and who (i) was a five percent owner at any time during the determination year or the look back year, (ii) received compensation from an Employer during the look back year in excess of $75,000 (subject to adjustment annually at the same time and in the same manner as under Section 415(d) of the Code), (iii) was in the top paid group of employees for the look back year and received compensation from an Employer during the look back year in excess of $50,000 (subject to adjustment annually at the same time and in the same manner as under Section 415(d) of the Code),
(iv) was an officer of an Employer during the look back year and received compensation during that year in excess of 50 percent of the dollar limitation in effect for that year under Section 415(b)(1)(A) of the Code or, if no officer received compensation in excess of that amount for the look back year or the determination year, received the greatest compensation for the look back year of any officer, or (v) was one of the 100 employees paid the greatest compensation by an Employer for the determination year and would be described in (ii), (iii), or (iv) above if the term "determination year" were substituted for "look back year".

A "highly compensated former employee" includes any Employee who separated from service from an Employer and all Related Companies (or is deemed to have separated from service from an Employer and all Related Companies) prior to the determination year, performed no services for an Employer during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the date the Employee attains age 55.

The determination of who is a Highly Compensated Employee hereunder, including determinations as to the number and identity of employees in the top paid group, the 100 employees receiving the greatest compensation from an Employer, the number of employees treated as officers, and the compensation considered, shall be made in accordance with the provisions of Section 414(q) of the Code and regulations issued thereunder. For purposes of this definition, the following terms have the following meanings:

(a)    The "determination year" means the Plan Year.

(b) The "look back year" means the 12-month period immediately preceding the determination year.

An "Hour of Service" with respect to a person means each hour, if
    ---------------
any, that may be credited to him in accordance with the provisions of Article II.

An "Investment Fund" means any separate investment Trust Fund
    ---------------
established from time to time by the Trustee as may be provided in the Plan or the Trust Agreement or any separate investment fund maintained by the Trustee, to the extent that there are Participant Sub-Accounts under such funds, to which assets of the Trust may be allocated and separately invested.

The "Normal Retirement Date" of an employee means the date he
     ----------------------
attains age 65.

A "Participant" means any person who has a Participant Account in
   -----------
the Trust.

A "Participant Account" means the account maintained by the
   -------------------
Trustee in the name of a Participant that reflects his interest in the Trust and any Sub-Accounts established thereunder, as provided in Article VIII.

The "Plan" means the Envirodyne Retirement Income Plan, as from
     ----
time to time in effect.

A "Plan Year" means the 12-consecutive-month period ending
   ---------
December 31, 1990 and each 12-consecutive-month period thereafter.

A "Related Company" means any corporation or business, other than
   ---------------
an Employer, which would be aggregated with an Employer for a relevant purpose under Section 414 of the Code.

A "Rollover Contribution" means any rollover contribution to the
   ---------------------
Plan made by a Participant as may be permitted under Article V.

The "Settlement Date" of a Participant means the date on which a
     ---------------
Participant's interest under the Plan becomes distributable in accordance with Article XV.

The "Sponsor" means Envirodyne Industries, Inc., and any
     -------
successor thereto.

A "Sub-Account" means any of the individual sub-accounts of a
   -----------
Participant's Participant Account that is maintained as provided in Article VIII.

A "Tax-Deferred Contribution" means the amount contributed to the
   -------------------------
Plan on a Participant's behalf by his Employer in accordance with his reduction authorization executed pursuant to Article IV.

The "Trust" means the trust maintained by the Trustee under the
     -----
Trust Agreement.

The "Trust Agreement" means the agreement entered into between
     ---------------
the Sponsor and the Trustee relating to the holding, investment, and reinvestment of the assets of the Plan, together with all amendments thereto and shall include any agreement establishing a custodial account, an annuity contract, or an insurance contract (other than a life, health or accident, property, casualty, or liability insurance contract) for the investment of assets if the custodial account or contract would, except for the fact that it is not a trust, constitute a qualified trust under Section 401 of the Code.

The "Trustee" means the trustee or any successor trustee which at
     -------
the time shall be designated, qualified, and acting under the Trust Agreement and shall include any insurance company that issues an annuity or insurance contract pursuant to the Trust Agreement or any person holding assets in a custodial account pursuant to the Trust Agreement.

A "Trust Fund" means any fund established under the Trust by the
   ----------
Trustee.

A "Valuation Date" means June 30 and December 31 of each Plan
   --------------
Year and any other date or dates designated by the Sponsor and communicated in writing to the Trustee for the purpose of valuing the General Fund and each Investment Fund and adjusting Participant Accounts and Sub-Accounts hereunder, which other dates need not be uniform with respect to the General Fund, each Investment Fund, Participant Account, or Sub-Account.

The "Vesting Service" of an employee means the period or periods
     ---------------
of service credited to him under the provisions of Article II for purposes of determining his vested interest in his Employer Contributions Sub-Account, if Employer Contributions are provided for under either Article VI or Article XXII.

1.2  Interpretation

Where required by the context, the noun, verb, adjective, and adverb forms of each defined term shall include any of its other forms. Wherever used herein, the masculine pronoun shall include the feminine, the singular shall include the plural, and the plural shall include the singular.

                            ARTICLE II
                             SERVICE


2.1  Definitions

For purposes of this Article, the following terms shall have the following meanings:

(a) A "break in service" means any computation period during which a person completes less than 501 Hours of Service except that no person shall incur a break in service solely by reason of temporary absence from work not exceeding 12 months resulting from illness, layoff, or other cause if authorized in advance by an Employer or a Related Company pursuant to its uniform leave policy, if his employment shall not otherwise be terminated during the period of such absence.

(b) A "computation period" for purposes of determining an employee's years of Vesting Service means each Plan Year;
provided, however, that if an employee first completed an Hour of Service prior to the effective date of the Plan, a Plan Year shall not mean any short Plan Year beginning on the effective date of the Plan, if any, but shall mean any 12-consecutive-month period beginning after the first date the employee completes an Hour of Service and before the effective date of the Plan that would have been a Plan Year if the Plan had been in effect.

(c) The "continuous service" of an employee means the service credited to him in accordance with the provisions of
Section 2.6 of the Plan.

(d) The "employment commencement date" of an employee means the date he first completes an Hour of Service.

(e) A "maternity/paternity absence" means a person's absence from employment with an Employer or a Related Company because of the person's pregnancy, the birth of the person's child, the placement of a child with the person in connection with the person's adoption of the child, or the caring for the person's child immediately following the child's birth or adoption. A person's absence from employment will not be considered a maternity/paternity absence unless the person furnishes the Administrator such timely information as may reasonably be required to establish that the absence was for one of the purposes enumerated in this paragraph and to establish the number of days of absence attributable to such purpose.

(f) The "reemployment commencement date" of an employee means the first date following a severance date on which he again completes an Hour of Service.

(g)   The "severance date" of an employee means the earlier of
(i) the date on which he retires, dies, or his employment with an Employer and all Related Companies is otherwise terminated, or (ii) the first anniversary of the first date of a period during which he is absent from work with an Employer and all Related Companies for any other reason; provided, however, that if he terminates employment with or is absent from work with an Employer and all Related
Companies on account of service with the armed forces of the United States, he shall not incur a severance date if he is eligible for reemployment rights under Federal law and he returns to work with an Employer or a Related
Company within the period during which he retains such reemployment rights.

2.2  Crediting of Hours of Service
     -----------------------------
A person shall be credited with an Hour of Service for:

(a) each hour for which he is paid, or entitled to payment, for the performance of duties for an Employer or a Related
Company during the applicable computation period; provided, however, that hours compensated at a premium rate shall be treated as straight-time hours;

(b) subject to the provisions of Section 2.4, each hour for which he is paid, or entitled to payment, by an Employer or a Related Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), lay-off, jury duty, military duty, or leave of absence;

(c) each hour for which he would have been scheduled to work for an Employer or a Related Company during the period that he is absent from work because of service with the armed forces of the United States provided he is eligible for reemployment rights under Federal law and returns to work with an Employer or a Related Company within the period during which he retains such reemployment rights; and

(d) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer or a Related Company; provided, however, that the same Hour of Service shall not be credited both under paragraph (a) or
(b) or (c) of this Section, as the case may be, and under this paragraph (d); and provided, further, that the crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in such paragraph (b) shall be subject to the limitations set forth therein and in Section 2.4.

Notwithstanding the foregoing and solely for purposes of determining whether a person who is on a maternity/paternity absence beginning on or after the first day of the first Plan Year that commences on or after January 1, 1985, has incurred a break in service, Hours of Service shall include those hours with which such person would otherwise have been credited but for such maternity/paternity absence, or shall include eight Hours of Service for each day of maternity/paternity absence if the actual hours to be credited cannot be determined; except that not more than 501 hours are to be credited by reason of any maternity/paternity absence. Any hours included as Hours of Service pursuant to the immediately preceding sentence shall be credited to the computation period in which the absence from employment begins, if such person otherwise would incur a break in service in such computation period, or, in any other case, to the immediately following computation period.

2.3  Hours of Service Equivalencies
     ------------------------------

Notwithstanding any other provision of the Plan to the contrary, an Employer may elect to credit Hours of Service to its employees under Section 2.2 in accordance with one of the following equivalencies, and if an Employer does not maintain records that accurately reflect actual hours of service, such Employer shall credit Hours of Service to its employees under Section 2.2 in accordance with one of the following equivalencies:

(a) If the Employer maintains its records on the basis of days worked, an employee shall be credited with 10 Hours of Service for each day on which he performs an Hour of Service.

(b) If the Employer maintains its records on the basis of weeks worked, an employee shall be credited with 45 Hours of Service for each week in which he performs an Hour of Service.

(c) If the Employer maintains its records on the basis of semi-monthly payroll periods, an employee shall be credited with 95 Hours of Service for each semi-monthly payroll period in which he performs an Hour of Service.

(d) If the Employer maintains its records on the basis of months worked, an employee shall be credited with 190 Hours of Service for each month in which he performs an Hour of Service.

2.4  Limitations on Crediting of Hours of Service
     --------------------------------------------

In the application of the provisions of paragraph (b) of Section
2.2, the following shall apply:

(a) An hour for which a person is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited to him if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation, or disability insurance laws.

(b) Hours of Service shall not be credited with respect to a payment which solely reimburses a person for medical or medically-related expenses incurred by him.

(c) For purposes of such paragraph (b), a payment shall be deemed to be made by or due from an Employer or a Related Company (i) regardless of whether such payment is made by or due from such employer directly or indirectly, through (among others) a trust fund or insurer to which any such employer contributes or pays premiums, and (ii) regardless of whether contributions made or due to such trust fund, insurer, or other entity are for the benefit of particular persons or are on behalf of a group of persons in the aggregate.

(d) No more than 501 Hours of Service shall be credited to a person on account of any single continuous period during which he performs no duties (whether or not such period occurs in a single computation period), unless no duties are performed due to service with the armed forces of the United States, provided that such person is eligible for reemployment rights under Federal law and returns to work during the period in which he retains such reemployment rights.

2.5  Department of Labor Rules
     -------------------------

The rules set forth in paragraphs (b) and (c) of Department of Labor Regulations Section 2530.200b-2, which relate to determining Hours of Service attributable to reasons other than the performance of duties and crediting Hours of Service to computation periods, are hereby incorporated into the Plan by reference.

2.6    Crediting of Continuous Service
       -------------------------------

A person shall be credited with continuous service for the aggregate of the periods of time between his employment commencement date or any reemployment commencement date and the severance date that next follows such employment commencement date or reemployment commencement date; provided, however, that an employee who has a reemployment commencement date within the 12-consecutive-month period following the earlier of the first date of his absence or his severance date shall be credited with continuous service for the period between such severance date and reemployment commencement date.

2.7  Eligibility Service
     -------------------

An employee shall be credited with Eligibility Service equal to his continuous service.

2.8  Years of Vesting Service
     ------------------------

Years of Vesting Service shall be determined in accordance with the following provisions:

(a)    An employee shall be credited with a year of Vesting
       Service for each computation period during which he completes at least 1,000 Hours of Service.

(b) Notwithstanding the provisions of paragraph (a), the following service shall not be included in determining an employee's years of Vesting Service:

      (i) service completed by the employee prior to a break in service unless either (1) the employee had a nonforfeitable right to any portion of his Participant Account, excluding that portion of his Participant Account that is attributable to After-Tax or Rollover Contributions, before his break in service commenced, or (2) the number of his consecutive breaks in service is less than the greater of five or the aggregate number of his years of Vesting Service before his break in service commenced; and

(ii) service completed by the employee prior to his attainment of age 18.

                           ARTICLE III
                           ELIGIBILITY


3.1  Eligibility
     -----------

Each Employee who was an Eligible Employee immediately prior to the effective date of this amendment and restatement shall continue to be an Eligible Employee. Each other person who is an Employee on the effective date of this amendment and restatement shall become an Eligible Employee as of such date. Each Employee who does not meet the foregoing requirements shall become an Eligible Employee as of the Enrollment Date coinciding with or next following the date on which he has completed six full calendar months of Eligibility Service.

3.2  Transfers of Employment
     -----------------------

If a person is transferred directly from employment with an Employer or with a Related Company in a capacity other than as an Employee to employment as an Employee, he shall become an Eligible Employee as of the date he is so transferred if prior to an Enrollment Date coinciding with or preceding such transfer date he has met the eligibility requirements of Section 3.1. Otherwise, the eligibility of a person who is so transferred to elect to have Tax-Deferred Contributions made to the Plan on his behalf or to make After-Tax Contributions to the Plan shall be determined in accordance with Section 3.1.

3.3  Reemployment
     ------------

If a person who terminated employment with an Employer and all Related Companies is reemployed as an Employee and if he had been an Eligible Employee prior to his termination of employment, he shall again become an Eligible Employee on the date he is reemployed. Otherwise, the eligibility of a person who terminated employment with an Employer and all Related Companies and who is reemployed by an Employer or a Related Company to elect to have Tax-Deferred Contributions made to the Plan on his behalf or to make After-Tax Contributions to the Plan shall be determined in accordance with Section 3.1 or 3.2.

3.4  Notification Concerning New Eligible Employees
     ----------------------------------------------

Each Employer shall notify the Administrator as soon as practicable of Employees becoming Eligible Employees as of any date.

3.5  Effect and Duration
     -------------------

Upon becoming an Eligible Employee, an Employee shall be entitled to elect to have Tax-Deferred Contributions made to the Plan on his behalf and to make After-Tax Contributions to the Plan and shall be bound by all the terms and conditions of the Plan and the Trust Agreement. A person shall continue as an Eligible Employee eligible to have Tax-Deferred Contributions made to the Plan on his behalf and to make After-Tax Contributions to the Plan only so long as he continues in employment as an Employee.

                           ARTICLE IV
                  TAX-DEFERRED CONTRIBUTIONS


4.1  Tax-Deferred Contributions
     --------------------------

Effective as of the date he becomes an Eligible Employee, or any subsequent Enrollment Date, each Eligible Employee may elect in writing in accordance with rules prescribed by the Administrator to have Tax-Deferred Contributions made to the Plan on his behalf by his Employer as hereinafter provided. An Eligible Employee's written election shall include his authorization for his Employer to reduce his Compensation and to make Tax-Deferred Contributions on his behalf and his election as to the investment of his contributions in accordance with Article X. Tax-Deferred Contributions on behalf of an Eligible Employee shall commence with the first payroll period beginning on or after the date on which his election is effective.

4.2  Amount of Tax-Deferred Contributions
     ------------------------------------

The amount of Tax-Deferred Contributions to be made to the Plan on behalf of an Eligible Employee by his Employer shall be an integral percentage of his Compensation of not less than two percent nor more than 15 percent. In the event an Eligible Employee elects to have his Employer make Tax-Deferred Contributions on his behalf, his Compensation shall be reduced for each payroll period by the percentage he elects to have contributed on his behalf to the Plan in accordance with the terms of his currently effective reduction authorization.

4.3  Changes in Reduction Authorization
     ----------------------------------

An Eligible Employee may change the percentage of his future Compensation that his Employer contributes on his behalf as Tax-Deferred Contributions at such time or times during the Plan Year as the Administrator may prescribe by filing an amended reduction authorization with his Employer such number of days prior to the date such change is to become effective as the Administrator shall prescribe. An Eligible Employee who changes his reduction authorization shall be limited to selecting a percentage of his Compensation that is otherwise permitted under
Section 4.2. Tax-Deferred Contributions shall be made on behalf of such Eligible Employee by his Employer pursuant to his amended reduction authorization filed in accordance with this Section commencing with Compensation paid to the Eligible Employee on or after the date such filing is effective, until otherwise altered or terminated in accordance with the Plan.

4.4  Suspension of Tax-Deferred Contributions
     ----------------------------------------

An Eligible Employee on whose behalf Tax-Deferred Contributions are being made may have such contributions suspended at any time by giving such number of days advance written notice to his Employer as the Administrator shall prescribe. Any such voluntary suspension shall take effect commencing with Compensation paid to such Eligible Employee on or after the expiration of the required notice period and shall remain in effect until Tax-Deferred Contributions are resumed as hereinafter set forth.

4.5  Resumption of Tax-Deferred Contributions
     ----------------------------------------

An Eligible Employee who has voluntarily suspended his Tax-Deferred Contributions in accordance with Section 4.4 may have such contributions resumed at such time or times during the Plan Year as the Administrator may prescribe, by filing a new reduction authorization with his Employer such number of days prior to the date as of which such contributions are to be resumed as the Administrator shall prescribe.

4.6  Delivery of Tax-Deferred Contributions
     --------------------------------------

As soon after the date an amount would otherwise be paid to an Employee as it can reasonably be separated from Employer assets, each Employer shall cause to be delivered to the Trustee in cash all Tax-Deferred Contributions attributable to such amounts.

4.7  Vesting of Tax-Deferred Contributions
     -------------------------------------

A Participant's vested interest in his Tax-Deferred Contributions
Sub-Account shall be at all times 100 percent.

                             ARTICLE V
                 AFTER-TAX AND ROLLOVER CONTRIBUTIONS


5.1  After-Tax Contributions
     -----------------------

An Eligible Employee may elect in writing in accordance with rules prescribed by the Administrator to make After-Tax Contributions to the Plan. After-Tax Contributions may be made by payroll withholding. If the Eligible Employee does not already have an investment election on file with the Administrator, his election to make After-Tax Contributions to the Plan shall include his election as to the investment of his contributions in accordance with Article X. An Eligible Employee's election to make After-Tax Contributions by payroll withholding may be made effective as of any Enrollment Date occurring on or after the date on which he becomes an Eligible Employee. After-Tax Contributions by payroll withholding shall commence with the first payroll period beginning on or after the Enrollment Date on which the Eligible Employee's election is effective.

5.2    Amount of After-Tax Contributions by Payroll Withholding
       --------------------------------------------------------

The amount of After-Tax Contributions made by an Eligible
Employee by payroll withholding shall be an integral percentage of his Compensation of not less than one percent nor more than ten percent.

5.3  Changes in Payroll Withholding Authorization
     --------------------------------------------

An Eligible Employee may change the percentage of his future Compensation that he contributes to the Plan as After-Tax Contributions by payroll withholding at such time or times during the Plan Year as the Administrator may prescribe by filing an amended payroll withholding authorization with his Employer such number of days prior to the date such change is to become effective as the Administrator shall prescribe. An Eligible Employee who changes his payroll withholding authorization shall be limited to selecting a percentage of his Compensation that is otherwise permitted under Section 5.2. After-Tax Contributions shall be made pursuant to an Eligible Employee's amended payroll withholding authorization filed in accordance with this Section commencing with Compensation paid to the Eligible Employee on or after the date such filing is effective, until otherwise altered or terminated in accordance with the Plan.

5.4    Suspension of After-Tax Contributions by Payroll
       ------------------------------------------------
       Withholding
       -----------

An Eligible Employee who is making After-Tax Contributions by payroll withholding may have such contributions suspended at any time by giving such number of days advance written notice to his Employer as the Administrator shall prescribe. Any such voluntary suspension shall take effect commencing with Compensation paid to such Eligible Employee on or after the expiration of the required notice period and shall remain in effect until After-Tax Contributions are resumed as hereinafter set forth.

5.5   Resumption of After-Tax Contributions by Payroll
      ------------------------------------------------
      Withholding
      -----------

An Eligible Employee who has voluntarily suspended his After-Tax Contributions made by payroll withholding in accordance with
Section 5.4 may have such contributions resumed at such time or times during the Plan Year as the Administrator may prescribe by filing a new payroll withholding authorization with his Employer such number of days prior to the date as of which such contributions are to be resumed as the Administrator shall prescribe.

5.6   Rollover Contributions
      ----------------------

An Employee who was a participant in a plan qualified under
Section 401 or 403 of the Code and who receives a cash distribution from such plan that he elects either (i) to roll over immediately to a qualified retirement plan or (ii) to roll over into a conduit IRA from which he receives a later cash distribution, may elect to make a Rollover Contribution to the Plan if he is entitled under Section 402(c)(1), Section 403(a)(4), or Section 408(d)(3)(A) of the Code to roll over such distribution to another qualified retirement plan. The Administrator may require an Employee to provide it with such information as it deems necessary or desirable to show that he is entitled to roll over such distribution to another qualified retirement plan. An Employee shall make a Rollover Contribution to the Plan by delivering, or causing to be delivered, to the Trustee the cash that constitutes the Rollover Contribution amount within 60 days of receipt of the distribution from the plan or from the conduit IRA in the manner prescribed by the Administrator. If the Employee does not already have an investment election on file with the Administrator, the Employee shall also deliver to the Administrator his election as to the investment of his contributions in accordance with Article X.

5.7  Delivery of After-Tax Contributions
     -----------------------------------

As soon after the date an amount would otherwise be paid to an Employee as it can reasonably be separated from Employer assets or as soon as reasonably practicable after an amount has been delivered to an Employer by an Employee, the Employer shall cause to be delivered to the Trustee in cash the After-Tax Contributions attributable to such amount.

5.8   Vesting of After-Tax Contributions and Rollover
      -----------------------------------------------
      Contributions
      -------------

A Participant's vested interest in his After-Tax Contributions
Sub-Account and his Rollover Contributions Sub-Account shall be at all times 100 percent.

                           ARTICLE VI
                     EMPLOYER CONTRIBUTIONS


6.1  Definitions
     -----------

For purposes of this Article, the following terms have the following meanings:

(a) The "matching contribution" means any Employer Contribution made to the Plan in accordance with the provisions of
      Section 6.5.

(b)   The "profit-sharing contribution" means any Employer
      Contribution made to the Plan in accordance with the provisions of Section 6.3.

6.2  Contribution Period
     -------------------

The Contribution Period for matching contributions under the Plan shall be semi-monthly. The Contribution Period for profit-sharing contributions under the Plan shall be each Plan Year.

6.3  Profit-Sharing Contributions
     ----------------------------

Each Employer may, in its discretion, make a profit-sharing contribution to the Plan for the Contribution Period in an amount determined by the Sponsor.

6.4  Allocation of Profit-Sharing Contributions
     ------------------------------------------

Any profit-sharing contribution made by an Employer for a Contribution Period shall be allocated among its Employees during the Contribution Period who are eligible to participate in the allocation of profit-sharing contributions for the Contribution Period, as determined under Section 6.9. The allocable share of each such Employee shall be in the ratio which his Compensation from the Employer for the Contribution Period bears to the aggregate of such Compensation for all such Employees.

6.5  Matching Contributions
     ----------------------

Each Employer shall make a matching contribution to the Plan for each Contribution Period in an amount equal to a percentage, determined as provided below, of the aggregate "eligible Tax-Deferred Contributions" for the Contribution Period made on behalf of its Employees during the Contribution Period who are eligible to participate in the allocation of matching contributions for the Contribution Period, as determined under
Section 6.9. The matching percentage shall be 50 percent, unless an Employee makes Tax-Deferred Contributions for the Contribution Period in excess of six percent of his Compensation for the Contribution Period and has completed more than ten "years of participation." The matching percentage for Employees who make Tax-Deferred Contributions of at least six percent of Compensation and have completed more than ten "years of participation" shall be (i) 75 percent, for Employees who have completed 11 to 20 "years of participation, and (ii) 100 percent, for Employees who have completed more than 20 "years of participation."

In addition, each Employer may make a further matching contribution to the Plan for the Contribution Period in an amount equal to a percentage, determined by the Sponsor, in its discretion, of the aggregate Tax-Deferred Contributions made on behalf of its eligible Employees for the Contribution Period. Such additional matching contribution shall not exceed $500, which may be adjusted based on the Consumer Price Index (CPI). For purposes of this Section and Section 6.6, the following terms have the following meanings:

(a) An Employee's "eligible Tax-Deferred Contributions" mean the Tax-Deferred Contributions made on his behalf for the Contribution Period in an amount up to, but not exceeding, the "match level".

(b)   The "match level" means six percent of an Employee's
      Compensation for the Contribution Period.

For purposes of this Section, an Employee shall be credited with "years of participation" equal to his years of Vesting Service; provided, however, that the following shall be excluded: (i) years that were not included as "Years of Participation" under the terms of the Plan immediately prior to the effective date of this amendment and restatement; (ii) years in which an Employee is eligible to make Tax-Deferred Contributions under the Plan but elects not to do so; and (iii) years in which an Employee is not eligible to make Tax-Deferred Contributions to the Plan because of a suspension of contributions required under Article XIII.

6.6  Allocation of Matching Contributions
     ------------------------------------

Any matching contribution made by an Employer for the Contribution Period shall be allocated among its Employees during the Contribution Period who are eligible to participate in the allocation of matching contributions for the Contribution Period, as determined under Section 6.9. The allocable share of each such Employee shall be an amount equal to the applicable percentage, determined under Section 6.5, of the "eligible Tax-Deferred Contributions" made on his behalf for the Contribution Period. If an Employer makes a further discretionary matching contribution for the Contribution Period, the allocable share of each such Employee in the further matching contribution shall be equal to the percentage determined by the Sponsor as provided in Section 6.5 of the Tax-Deferred Contributions made on his behalf for the Contribution Period.

6.7  Verification of Amount of Employer Contributions by the
     -------------------------------------------------------
     Sponsor
     -------

The Sponsor shall verify the amount of Employer Contributions to be made by each Employer in accordance with the provisions of the Plan. Notwithstanding any other provision of the Plan to the contrary, the Sponsor shall determine the portion of the Employer Contribution to be made by each Employer with respect to an Employee who transfers from employment with one Employer as an Employee to employment with another Employer as an Employee.

6.8  Payment of Employer Contributions
     ---------------------------------

Employer Contributions made for a Contribution Period shall be paid in cash to the Trustee within the period of time required under the Code in order for the contribution to be deductible by the Employer in determining its Federal income taxes for the Plan Year.

6.9  Eligibility to Participate in Allocation
     ----------------------------------------

Each Employee shall be eligible to participate in the allocation of Employer Contributions in accordance with Sections 6.4 and 6.6 beginning on the date he becomes, or again becomes, an Eligible Employee in accordance with the provisions of Article III. Notwithstanding the foregoing, no person shall be eligible to participate in the allocation of Employer Contributions for a Plan Year unless he is employed by an Employer or a Related Company on the last day of the Contribution Period and no person shall be eligible to participate in the allocation of profit-sharing contributions or any additional matching contributions unless he has also completed at least 1,000 Hours of Service during the Plan Year; provided, however, that the foregoing provisions shall not apply to a person who terminates employment during the Plan Year on or after his Normal Retirement Date or the date he attains age 55 and completes five years of Vesting Service or because of death or physical or mental disability such that he can no longer continue in the service of his Employer and is eligible to receive a benefit under the terms of his Employer's long term disability plan; and provided, further, that if the Plan would not otherwise meet the minimum coverage requirements of Section 410(b) of the Code in any Plan Year, the group of Employees eligible to participate in the allocation of profit-sharing contributions shall be expanded to include the minimum number of Employees who would be eligible to participate except for their failure to complete the required number of Hours of Service during the Plan Year that is necessary to meet the minimum coverage requirements. The Employees who become eligible to participate under the provisions of the immediately preceding clause shall be those Employees who have completed the greatest number of Hours of Service during the Plan Year. If the Plan still would not meet the minimum coverage requirements of Section 410(b) of the Code, the group of Employees shall be expanded further to include the minimum number of Employees who are not employed by an Employer or a Related Company on the last day of the Plan Year that is necessary to meet the minimum coverage requirements. The Employees who become eligible to participate under the provisions of the immediately preceding sentence shall be those Employees who have completed the greatest number of Hours of Service during the Plan Year.

6.10  Vesting of Employer Contributions
      ---------------------------------

A Participant's vested interest in his Employer Contributions
Sub-Account shall be determined in accordance with the following schedule:

      Years of Vesting Service             Vested Interest

         Less than one                            0%
         one but less than two                   20%
         two but less than three                 40%
         three but less than four                60%
         four but less than five                 80%
         five or more                           100%

Notwithstanding the foregoing, if a Participant is employed by an Employer or a Related Company on his Early Retirement Date or Normal Retirement Date, the date he becomes physically or mentally disabled such that he can no longer continue in the service of his Employer and is eligible to receive a benefit under the terms of his Employer's long term disability plan, his vested interest in his Employer Contributions Sub-Account shall be 100 percent.

6.11  Election of Former Vesting Schedule
      -----------------------------------

If the Sponsor adopts an amendment to the Plan that directly or indirectly affects the computation of a Participant's vested interest in his Employer Contributions Sub-Account, any Participant with three or more years of Vesting Service shall have a right to have his vested interest in his Employer Contributions Sub-Account continue to be determined under the vesting provisions in effect prior to the amendment rather than under the new vesting provisions, unless the vested interest of the Participant in his Employer Contributions Sub-Account under the Plan as amended is not at any time less than such vested interest determined without regard to the amendment. A Participant shall exercise his right under this Section by giving written notice of his exercise thereof to the Administrator within 60 days after the latest of (i) the date he receives notice of the amendment from the Administrator, (ii) the effective date of the amendment, or (iii) the date the amendment is adopted. Notwithstanding the foregoing, a Participant's vested interest in his Employer Contributions Sub-Account on the effective date of such an amendment shall not be less than his vested interest in his Employer Contributions Sub-Account immediately prior to the effective date of the amendment.

6.12   Forfeitures to Reduce Employer Contributions
       --------------------------------------------

Notwithstanding any other provision of the Plan to the contrary, the amount of the Employer Contribution required under this Article for a Plan Year shall be reduced by the amount of any forfeitures occurring during the Plan Year that are not used to pay Plan expenses.

                           ARTICLE VII
                  LIMITATIONS ON CONTRIBUTIONS


7.1    Definitions
       -----------

For purposes of this Article, the following terms have the following meanings:

(a) The "actual deferral percentage" with respect to an Eligible Employee for a particular Plan Year means the ratio of the Tax-Deferred Contributions made on his behalf for the Plan Year to his test compensation for the Plan
Year; provided, however, that contributions made on a Participant's behalf for a Plan Year shall be included in determining his actual deferral percentage for such Plan
Year only if the contributions are made to the Plan prior to the end of the 12-month period immediately following the Plan Year to which the contributions relate. The determination and treatment of the actual deferral percentage amounts for any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(b) The "aggregate limit" means the sum of (i) 125 percent of the greater of the average contribution percentage for eligible participants other than Highly Compensated
Employees or the average actual deferral percentage for Eligible Employees other than Highly Compensated Employees and (ii) the lesser of 200 percent or two plus the lesser of such average contribution percentage or average actual deferral percentage, or, if it would result in a larger aggregate limit, the sum of (iii) 125 percent of the lesser of the average contribution percentage for eligible participants other than Highly Compensated Employees or the average actual deferral percentage for Eligible Employees other than Highly Compensated Employees and (iv) the lesser of 200 percent or two plus the greater of such average contribution percentage or average actual deferral percentage.

(c) The "annual addition" with respect to a Participant for a limitation year means the sum of the Tax-Deferred Contributions, Employer Contributions, and After-Tax Contributions allocated to his Participant Account for the limitation year (including any excess contributions that are distributed pursuant to this Article), the employer contributions, employee contributions, and forfeitures allocated to his accounts for the limitation year under any other qualified defined contribution plan (whether or not terminated) maintained by an Employer or a Related Company concurrently with the Plan, and amounts described in Sections 415(l)(2) and 419A(d)(2) of the Code allocated to his account for the limitation year.

(d) The "Code Section 402(g) limit" means the dollar limit imposed by Section 402(g)(1) of the Code or established by the Secretary of the Treasury pursuant to Section 402(g)(5) of the Code in effect on January 1 of the calendar year in which an Eligible Employee's taxable year begins.

(e) The "contribution percentage" with respect to an eligible participant for a particular Plan Year means the ratio of the sum of the matching contributions made to the Plan on his behalf and the After-Tax Contributions made by him for the Plan Year to his test compensation for such Plan Year, except that, to the extent permitted by regulations issued under Section 401(m) of the Code, the Sponsor may elect to take into account in computing the numerator of each eligible participant's contribution percentage the
Tax-Deferred Contributions made to the Plan on his behalf for the Plan Year; provided, however, that any Tax-Deferred Contributions that were taken into account in computing the numerator of an eligible participant's actual deferral percentage may not be taken into account in computing the numerator of his contribution percentage; and provided, further, that contributions made by or on a Participant's behalf for a Plan Year shall be included in determining his contribution percentage for such Plan Year only if the contributions are made to the Plan prior to the end of the 12-month period immediately following the Plan Year to which the contributions relate. The determination and treatment of the contribution percentage amounts for any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(f) An "elective contribution" means any employer contribution made to a plan maintained by an Employer or any Related
Company on behalf of a Participant in lieu of cash compensation pursuant to his written election to defer under any qualified CODA as defined in Section 401(k) of the Code, any simplified employee pension cash or deferred arrangement as described in Section 402(h)(1)(B) of the Code, any eligible deferred compensation plan under Section
457 of the Code, or any plan as described in Section
501(c)(18) of the Code, and any contribution made on behalf of the Participant by an Employer or a Related Company for the purchase of an annuity contract under Section 403(b) of the Code pursuant to a salary reduction agreement.

(g) An "eligible participant" means any Employee who is eligible to make After-Tax Contributions or to have Tax-
Deferred Contributions made on his behalf (if Tax-Deferred
Contributions are taken into account in computing contribution percentages) or to participate in the allocation of matching contributions.

(h) A "family member" of an Employee means the Employee's spouse, his lineal ascendants, his lineal descendants, and the spouses of such lineal ascendants and descendants.

(i)   A "limitation year" means the Plan Year.

(j) A "matching contribution" means any employer contribution allocated to an Eligible Employee's account under the Plan or any other plan of an Employer or a Related Company solely on account of elective contributions made on his behalf or employee contributions made by him.

(k) The "test compensation" of an Eligible Employee for a Plan Year means compensation as defined in Section 414(s) of the Code and regulations issued thereunder, limited, however, to (1) $200,000 for Plan Years beginning prior to January
1, 1994, or (2) $150,000 for Plan Years beginning on or after January 1, 1994 (subject to adjustment annually as provided in Section 401(a)(17)(B) and Section 415(d) of the Code; provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Plan Years beginning in such calendar year). If the test compensation of a Participant is determined over a period of time that contains fewer than 12 calendar months, then the annual compensation limitation described above shall be adjusted with respect to that Participant by multiplying the annual compensation limitation in effect for the Plan
Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is 12; provided, however, that no proration is required for a Participant who is covered under the Plan for less than one full Plan Year if the formula for allocations is based on Compensation for a period of at least 12 months. In determining the test compensation, for purposes of applying the annual compensation limitation described above, of a Participant who is a five-percent owner or among the ten
Highly Compensated Employees receiving the greatest test compensation for the limitation year, the test compensation of the Participant's spouse and of his lineal descendants who have not attained age 19 as of the close of the limitation year shall be included as test compensation of the Participant for the limitation year. If as a result of applying the family aggregation rule described in the preceding sentence the annual compensation limitation would be exceeded, the limitation shall be prorated among the affected family members in proportion to each member's test compensation as determined prior to application of the family aggregation rules.

7.2   Code Section 402(g) Limit
      -------------------------

In no event shall the amount of the Tax-Deferred Contributions made on behalf of an Eligible Employee for his taxable year, when aggregated with any elective contributions made on behalf of the Eligible Employee under any other plan of an Employer or a Related Company for his taxable year, exceed the Code Section 402(g) limit. In the event that the Administrator determines that the reduction percentage elected by an Eligible Employee will result in his exceeding the Code Section 402(g) limit, the Administrator may adjust the reduction authorization of such Eligible Employee by reducing the percentage of his Tax-Deferred Contributions to such smaller percentage that will result in the Code Section 402(g) limit not being exceeded. If the Administrator determines that the Tax-Deferred Contributions made on behalf of an Eligible Employee would exceed the Code Section 402(g) limit for his taxable year, the Tax-Deferred Contributions for such Participant shall be automatically suspended for the remainder, if any, of such taxable year.

If an Employer notifies the Administrator that the Code Section 402(g) limit has nevertheless been exceeded by an Eligible Employee for his taxable year, the Tax-Deferred Contributions that, when aggregated with elective contributions made on behalf of the Eligible Employee under any other plan of an Employer or a Related Company, would exceed the Code Section 402(g) limit, plus any income and minus any losses attributable thereto, shall be distributed to the Eligible Employee no later than the April 15 immediately following such taxable year. Any Tax-Deferred Contributions that are distributed to an Eligible Employee in accordance with this Section shall not be taken into account in
                                   ---
computing the Eligible Employee's actual deferral percentage for the Plan Year in which the Tax-Deferred Contributions were made, unless the Eligible Employee is a Highly Compensated Employee.
If an amount of Tax-Deferred Contributions is distributed to a Participant in accordance with this Section, matching contributions that are attributable solely to the distributed Tax-Deferred Contributions, plus any income and minus any losses attributable thereto, shall be forfeited by the Participant. Any such forfeited amounts shall be treated as a forfeiture under the Plan in accordance with the provisions of Article XIV as of the last day of the month in which the distribution of Tax-Deferred Contributions pursuant to this Section occurs.

7.3   Limitation on Tax-Deferred Contributions of Highly
      --------------------------------------------------
      Compensated Employees
      ---------------------

Notwithstanding any other provision of the Plan to the contrary, the Tax-Deferred Contributions made with respect to a Plan Year on behalf of Eligible Employees who are Highly Compensated
Employees may not result in an average actual deferral percentage for such Eligible Employees that exceeds the greater of:

(a) a percentage that is equal to 125 percent of the average actual deferral percentage for all other Eligible
      Employees; or

(b) a percentage that is not more than 200 percent of the average actual deferral percentage for all other Eligible Employees and that is not more than two percentage points higher than the average actual deferral percentage for all other Eligible Employees.

In order to assure that the limitation contained herein is not exceeded with respect to a Plan Year, the Administrator is authorized to suspend completely further Tax-Deferred Contributions on behalf of Highly Compensated Employees for any remaining portion of a Plan Year or to adjust the projected actual deferral percentages of Highly Compensated Employees by reducing their percentage elections with respect to Tax-Deferred Contributions for any remaining portion of a Plan Year to such smaller percentages that will result in the limitation set forth above not being exceeded. In the event of any such suspension or reduction, Highly Compensated Employees affected thereby shall be notified of the reduction or suspension as soon as possible and shall be given an opportunity to make a new Tax-Deferred Contribution election to be effective the first day of the next following Plan Year. In the absence of such an election, the election in effect immediately prior to the suspension or adjustment described above shall be reinstated as of the first day of the next following Plan Year.

For purposes of applying the limitation contained in this Section, the Tax-Deferred Contributions and test compensation of any Eligible Employee who is a family member of another Eligible Employee who is a five percent owner or among the ten Highly Compensated Employees receiving the greatest test compensation for the Plan Year shall be aggregated with the Tax-Deferred Contributions and test compensation of such other Eligible Employee, and such family member shall not be considered an Eligible Employee for purposes of determining the average actual deferral percentage for all other Eligible Employees.

In determining the actual deferral percentage for any Eligible Employee who is a Highly Compensated Employee for the Plan Year, elective contributions made to his accounts under any other plan of an Employer or a Related Company shall be treated as if all such contributions were made to the Plan; provided, however, that if such a plan has a plan year different from the Plan Year, any such contributions made to the Highly Compensated Employee's accounts under the plan for the plan year ending with or within the same calendar year as the Plan Year shall be treated as if such contributions were made to the Plan. Notwithstanding the foregoing, such contributions shall not be treated as if they were made to the Plan if regulations issued under Section 401(k) of the Code do not permit such plan to be aggregated with the Plan.

If one or more plans of an Employer or Related Company are aggregated with the Plan for purposes of satisfying the requirements of Section 401(a)(4) or 410(b) of the Code, then actual deferral percentages under the Plan shall be calculated as if the Plan and such one or more other plans were a single plan. For Plan Years beginning after December 31, 1991, plans may be aggregated to satisfy Section 401(k) of the Code only if they have the same plan year.

The Administrator shall maintain records sufficient to show that the limitation contained in this Section was not exceeded with respect to any Plan Year.

7.4   Distribution of Excess Tax-Deferred Contributions
      -------------------------------------------------

Notwithstanding any other provision of the Plan to the contrary, in the event that the limitation contained in Section 7.3 is exceeded in any Plan Year, the Tax-Deferred Contributions made with respect to a Highly Compensated Employee that exceed the maximum amount permitted to be contributed to the Plan on his behalf under Section 7.3, plus any income and minus any losses attributable thereto, shall be distributed to the Highly Compensated Employee prior to the end of the next succeeding Plan Year. If excess amounts are attributable to Participants aggregated under the family aggregation rules described in
Section 7.3, the excess shall be allocated among family members in proportion to the Tax-Deferred Contributions made with respect to each family member. If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year for which the excess occurred, an excise tax may be imposed under
Section 4979 of the Code on the Employer maintaining the Plan with respect to such amounts.

The maximum amount permitted to be contributed to the Plan on a Highly Compensated Employee's behalf under Section 7.3 shall be determined by reducing Tax-Deferred Contributions made on behalf of Highly Compensated Employees in order of their actual deferral percentages beginning with the highest of such percentages.

If an amount of Tax-Deferred Contributions is distributed to a Participant in accordance with this Section, matching contributions that are attributable solely to the distributed Tax-Deferred Contributions, plus any income and minus any losses attributable thereto, shall be forfeited by the Participant. Any such forfeited amounts shall be treated as a forfeiture under the Plan in accordance with the provisions of Article XIV as of the last day of the month in which the distribution of Tax-Deferred Contributions pursuant to this Section occurs.

7.5   Limitation on Matching Contributions and After-Tax
      ---------------------------------------------------
      Contributions of Highly Compensated Employees
      ---------------------------------------------

Notwithstanding any other provision of the Plan to the contrary, the matching contributions and After-Tax Contributions made with respect to a Plan Year by or on behalf of eligible participants who are Highly Compensated Employees may not result in an average contribution percentage for such eligible participants that exceeds the greater of:

(a) a percentage that is equal to 125 percent of the average contribution percentage for all other eligible participants; or

(b) a percentage that is not more than 200 percent of the average contribution percentage for all other eligible participants and that is not more than two percentage points higher than the average contribution percentage for all other eligible participants.

For purposes of applying the limitation contained in this Section, the matching contributions, After-Tax Contributions, Tax-Deferred Contributions (to the extent that such Tax-Deferred Contributions are taken into account in computing contribution percentages), and test compensation of any eligible participant who is a family member of another eligible participant who is a five percent owner or among the ten Highly Compensated Employees receiving the greatest test compensation for the Plan Year shall be aggregated with the matching contributions, After-Tax Contributions, Tax-Deferred Contributions, and test compensation of such other eligible participant, and such family member shall not be considered an eligible participant for purposes of determining the average contribution percentage for all other eligible participants.

In determining the contribution percentage for any eligible participant who is a Highly Compensated Employee for the Plan Year, matching contributions, employee contributions, and elective contributions (to the extent that elective contributions are taken into account in computing contribution percentages) made to his accounts under any other plan of an Employer or a Related Company shall be treated as if all such contributions were made to the Plan; provided, however, that if such a plan has a plan year different from the Plan Year, any such contributions made to the Highly Compensated Employee's accounts under the plan for the plan year ending with or within the same calendar year as the Plan Year shall be treated as if such contributions were made to the Plan. Notwithstanding the foregoing, such contributions shall not be treated as if they were made to the Plan if regulations issued under Section 401(m) of the Code do not permit such plan to be aggregated with the Plan.

If one or more plans of an Employer or a Related Company are aggregated with the Plan for purposes of satisfying the requirements of Section 401(a)(4) or 410(b) of the Code, the contribution percentages under the Plan shall be calculated as if the Plan and such one or more other plans were a single plan. Plans may be aggregated to satisfy Section 401(m) of the Code only if they have the same plan year.

The Administrator shall maintain records sufficient to show that the limitation contained in this Section was not exceeded with respect to any Plan Year and the amount of the elective contributions taken into account in computing contribution percentages for any Plan Year.

7.6   Forfeiture or Distribution of Excess Contributions
      ---------------------------------------------------

Notwithstanding any other provision of the Plan to the contrary, in the event that the limitation contained in Section 7.5 is exceeded in any Plan Year, the matching contributions and After-Tax Contributions made by or on behalf of a Highly Compensated Employee that exceed the maximum amount permitted to be contributed to the Plan by or on behalf of such Highly Compensated Employee under Section 7.5, plus any income and minus any losses attributable thereto, shall be forfeited, to the extent forfeitable, or distributed to the Participant prior to the end of the next succeeding Plan Year as hereinafter provided. If excess amounts are attributable to Participants aggregated under the family aggregation rules described in Section 7.5, the excess shall be allocated among family members in proportion to the matching contributions and After-Tax Contributions made with respect to each family member. If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year for which the excess occurred, an excise tax may be imposed under Section 4979 of the Code on the Employer maintaining the Plan with respect to such amounts.

The maximum amount permitted to be contributed to the Plan by or on behalf of a Highly Compensated Employee under Section 7.5 shall be determined by reducing matching contributions and After-Tax Contributions made by or on behalf of Highly Compensated Employees in order of their contribution percentages beginning with the highest of such percentages. The distribution or forfeiture requirement of this Section shall be satisfied by reducing contributions made by or on behalf of the Highly Compensated Employee to the extent necessary in the following order:

      After-Tax Contributions made by the Highly Compensated
      Employee, if any, shall be distributed.

      Matching contributions attributable to Tax-Deferred
      Contributions shall be distributed or forfeited, as appropriate.

Any amounts forfeited with respect to a Participant pursuant to this Section shall be treated as a forfeiture under the Plan in accordance with the provisions of Article XIV as of the last day of the month in which the distribution of contributions pursuant to this Section occurs. The amount of excess After-Tax Contributions of a Participant shall in all cases be distributable; the excess matching contributions shall be distributable to the extent the Participant has a vested interest in his Employer Contributions Sub-Account that is attributable to matching contributions. The determination of the amount of excess matching contributions and After-Tax Contributions shall be made after application of Section 7.4, if applicable.

7.7   Multiple Use Limitation
      -----------------------

Notwithstanding any other provision of the Plan to the contrary, the following multiple use limitation as required under Section 401(m) of the Code shall apply: the sum of the average actual deferral percentage for Eligible Employees who are Highly Compensated Employees and the average contribution percentage for eligible participants who are Highly Compensated Employees may not exceed the aggregate limit. In the event that, after satisfaction of Section 7.4 and Section 7.6, it is determined that contributions under the Plan fail to satisfy the multiple use limitation contained herein, the multiple use limitation shall be satisfied by further reducing the actual deferral percentages of Eligible Employees who are Highly Compensated Employees (beginning with the highest such percentage) to the extent necessary to eliminate the excess, with such further reductions to be treated as excess Tax-Deferred Contributions and disposed of as provided in Section 7.4, or in an alternative manner, consistently applied, that may be permitted by regulations issued under Section 401(m) of the Code.

7.8   Determination of Income or Loss
      -------------------------------

The income or loss attributable to excess contributions that are distributed pursuant to this Article shall be determined for the preceding Plan Year under the method otherwise used for allocating income or loss to Participant's Participant Accounts.

7.9   Code Section 415 Limitations on Crediting of Contributions
      ----------------------------------------------------------
      and Forfeitures
      ---------------

Notwithstanding any other provision of the Plan to the contrary, the annual addition with respect to a Participant for a limitation year shall in no event exceed the lesser of (i) the greater of $30,000 or 25 percent of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code in effect for the limitation year or (ii) 25 percent of the Participant's compensation, as defined in Section 415(c)(3) of the Code and regulations issued thereunder, for the limitation year. If the annual addition to the Participant Account of a Participant in any limitation year would otherwise exceed the amount that may be applied for his benefit under the limitation contained in this Section, the limitation shall be satisfied by reducing contributions made by or on behalf of the Participant to the extent necessary in the following order:

      After-Tax Contributions made by the Participant for the limitation year, if any, shall be reduced.

Tax-Deferred Contributions made on the Participant's behalf for the limitation year that have not been matched, if any, shall be reduced.

Tax-Deferred Contributions made on the Participant's behalf for the limitation year that have been matched and the matching contributions attributable thereto, if any, shall be reduced pro rata.

Employer Contributions (other than matching contributions) otherwise allocable to the Participant's Participant
Account for the limitation year shall be reduced.

The amount of any reduction of Tax-Deferred Contributions or After-Tax Contributions (plus any income attributable thereto) shall be returned to the Participant. The amount of any reduction of Employer Contributions shall be deemed a forfeiture for the limitation year. Amounts deemed to be forfeitures under this Section shall be held unallocated in a suspense account established for the limitation year and shall be applied against the Employer's contribution obligation for the next following limitation year (and succeeding limitation years, as necessary). If a suspense account is in existence at any time during a limitation year, all amounts in the suspense account must be allocated to Participants' Participant Accounts (subject to the limitations contained herein) before any further Tax-Deferred Contributions, Employer Contributions, or After-Tax Contributions may be made to the Plan by or on behalf of Participants. No suspense account established hereunder shall share in any increase or decrease in the net worth of the Trust. For purposes of this Article, excesses shall result only from the allocation of forfeitures, a reasonable error in estimating a Participant's annual compensation (as defined in Section 415(c)(3) of the Code and regulations issued thereunder), a reasonable error in determining the amount of Tax-Deferred Contributions that may be made with respect to any Participant under the limits of Section 415 of the Code, or other limited facts and circumstances that justify the availability of the provisions set forth above.

7.10   Coverage Under Other Qualified Defined Contribution Plan
       --------------------------------------------------------

If a Participant is covered by any other qualified defined contribution plan (whether or not terminated) maintained by an Employer or a Related Company concurrently with the Plan, and if the annual addition for the limitation year would otherwise exceed the amount that may be applied for the Participant's benefit under the limitation contained in Section 7.9, such excess shall be reduced first by applying the procedures set forth in Section 7.9. If the limitation contained in Section 7.9 is still not satisfied, such excess shall be reduced by returning the employee contributions made by the Participant for the limitation year under all such other plans and the income attributable thereto to the extent necessary. If the limitation contained in Section 7.9 is still not satisfied after returning all of such employee contributions, then the portion of the employer contributions and forfeitures for the limitation year under all such other plans that has been allocated to the Participant thereunder, but which exceeds the limitation set forth in Section 7.9 shall be reduced and disposed of as provided in such other plans; provided, however, that if the Participant is covered by a money purchase pension plan, the forfeiture shall be effected first under any other defined contribution plan that is not a money purchase pension plan and, if the limitation is still not satisfied, then under such money purchase pension plan.

7.11   Coverage Under Qualified Defined Benefit Plan
       ---------------------------------------------

If a Participant in the Plan is also covered by a qualified defined benefit plan (whether or not terminated) maintained by an Employer or a Related Company, in no event shall the sum of the defined benefit plan fraction (as defined in Section 415(e)(2) of the Code) and the defined contribution plan fraction (as defined in Section 415(e)(3) of the Code) exceed 1.0 in any limitation year. If, before October 3, 1973, the Participant was an active participant in a qualified defined benefit plan maintained by an Employer or a Related Company and otherwise satisfies the requirements of Section 2004(d)(2) of ERISA, then for purposes of applying this Section, the defined benefit plan fraction shall not exceed 1.0. In the event the special limitation contained in this Section is exceeded, contributions and forfeitures allocated to the Participant under the Plan and any other defined contribution plan maintained by an Employer or a Related Company shall be disposed of in the order and manner specified in Section
7.10 to the extent necessary to meet such limitation.

7.12   Scope of Limitations
       ---------------------

The limitations contained in Sections 7.9, 7.10, and 7.11 shall be applicable only with respect to benefits provided pursuant to defined contribution plans and defined benefit plans described in
Section 415(k) of the Code.

                          ARTICLE VIII
              TRUST FUNDS AND PARTICIPANT ACCOUNTS


8.1   General Fund
      ------------

The Trustee shall establish a General Fund as required to hold and administer any assets of the Trust that are not allocated among the separate Investment Funds as provided in the Plan or the Trust Agreement. The General Fund shall be held and administered as a separate common trust fund. The interest of each Participant or Beneficiary under the Plan in the General Fund shall be an undivided interest.

8.2   Investment Funds
      ----------------

The Sponsor shall determine the number and type of Investment Funds and select the investments for such Investment Funds. The Sponsor shall communicate the same and any changes therein in writing to the Administrator and the Trustee. Each Investment Fund shall be held and administered as a separate common trust fund. The interest of each Participant or Beneficiary under the Plan in any Investment Fund shall be an undivided interest.

8.3   Loan Investment Fund
     ---------------------

If a loan from the Plan to a Participant is approved in accordance with the provisions of Article XII, the Sponsor shall direct the establishment and maintenance of a loan Investment Fund in the Participant's name. The assets of the loan Investment Fund shall be held as a separate trust fund. A Participant's loan Investment Fund shall be invested in the note reflecting the loan that is executed by the Participant in accordance with the provisions of Article XII. Notwithstanding any other provision of the Plan to the contrary, income received with respect to a Participant's loan Investment Fund shall be allocated and the loan Investment Fund shall be administered as provided in Article XII.

8.4   Appointment of Investment Managers
      ----------------------------------

As provided in the Trust Agreement, the Sponsor may appoint one or more investment managers (as defined in Section 3(38) of ERISA) with respect to any portion of any Trust Fund.

8.5   Income on Trust
      ---------------

Any dividends, interest, distributions, or other income received by the Trustee with respect to any Trust Fund established hereunder shall be allocated by the Trustee to the Trust Fund for which the income was received.

8.6   Participant Accounts
      --------------------

As of the first date a contribution is made by or on behalf of an Employee, there shall be established a Participant Account in his name reflecting his interest in the Trust. Each Participant Account shall be maintained and administered for each Participant and Beneficiary in accordance with the provisions of the Plan. The balance of each Participant Account shall be the balance of the account after all credits and charges thereto, for and as of such date, have been made as provided herein.

8.7   Sub-Accounts
      -------------

A Participant's Participant Account shall be divided into individual Sub-Accounts reflecting the portion of the Participant's Participant Account that is derived from Tax-Deferred Contributions, After-Tax Contributions, Rollover Contributions, or Employer Contributions. Each Sub-Account shall reflect separately contributions allocated to each Trust Fund established hereunder and the earnings and losses attributable thereto. Such other Sub-Accounts may be established as are necessary or appropriate to reflect a Participant's interest in the Trust.


                           ARTICLE IX
                    LIFE INSURANCE CONTRACTS


9.1   No Life Insurance Contracts
      ---------------------------

There shall be no life insurance contracts purchased under the Plan.

                             ARTICLE X
               DEPOSIT AND INVESTMENT OF CONTRIBUTIONS


10.1    Future Contribution Investment Elections
        ----------------------------------------

Each Eligible Employee shall make an investment election in the manner and form prescribed by the Administrator directing the manner in which his Tax-Deferred Contributions, After-Tax Contributions, Rollover Contributions, and Employer Contributions shall be invested. An Eligible Employee's investment election shall specify the percentage, in ten percent increments, of such contributions that shall be allocated to one or more of the Investment Funds with the sum of such percentages equaling 100 percent. The investment election by a Participant shall remain in effect until his entire interest under the Plan is distributed or forfeited in accordance with the provisions of the Plan or until he files a change of investment election with the Administrator, in such form as the Administrator shall prescribe. A Participant's change of investment election may be made effective as soon as reasonably practicable following the Administrator's receipt of the Participant's instructions.

10.2    Deposit of Contributions
        ------------------------

All Tax-Deferred Contributions, After-Tax Contributions, Rollover Contributions, and Employer Contributions shall be deposited in the Trust and allocated among the Investment Funds in accordance with the Participant's currently effective investment election. If no investment election is on file with the Administrator at the time contributions are to be deposited to a Participant's Participant Account, the Participant shall be notified and an investment election form shall be provided to him. Until such Participant shall make an effective election under this Section, his contributions shall be allocated among the Investment Funds as directed by the Administrator.

10.3   Election to Transfer Between Funds
       ----------------------------------

A Participant may elect to transfer investments from any Investment Fund to any other Investment Fund. The Participant's transfer election shall specify a percentage, in ten percent increments, of the amount eligible for transfer that is to be transferred, which percentage may not exceed 100 percent.
Subject to any restrictions pertaining to a particular Investment Fund, a Participant's transfer election may be made effective as soon as reasonably practicable following the Administrator's receipt of the Participant's instructions.

10.4   404(c) Plan
       -----------

The Plan is intended to constitute a plan described in Section 404(c) of ERISA and regulations issued thereunder. The fiduciaries of the Plan may be relieved of liability for any losses that are the direct and necessary result of investment instructions given by a Participant, his Beneficiary, or an alternate payee under a qualified domestic relations order.

                          ARTICLE XI
          CREDITING AND VALUING PARTICIPANT ACCOUNTS


11.1   Crediting Participant Accounts
       ------------------------------

All contributions made under the provisions of the Plan shall be credited to Participant Accounts in the Trust Funds by the Trustee, in accordance with procedures established in writing by the Administrator, either when received or on the succeeding Valuation Date after valuation of the Trust Fund has been completed for such Valuation Date as provided in Section 11.2, as shall be determined by the Administrator.

11.2   Valuing Participant Accounts
       -----------------------------

Participant Accounts in the Trust Funds shall be valued by the Trustee on the Valuation Date, in accordance with procedures established in writing by the Administrator, either in the manner adopted by the Trustee and approved by the Administrator or in the manner set forth in Section 11.3 as Plan valuation procedures, as determined by the Administrator.

11.3   Plan Valuation Procedures
       -------------------------

With respect to the Trust Funds, the Administrator may determine that the following valuation procedures shall be applied. As of each Valuation Date hereunder, the portion of any Participant Accounts in a Trust Fund shall be adjusted to reflect any increase or decrease in the value of the Trust Fund for the period of time occurring since the immediately preceding Valuation Date for the Trust Fund (the "valuation period") in the following manner:

(a) First, the value of the Trust Fund shall be determined by valuing all of the assets of the Trust Fund at fair market value.

(b) Next, the net increase or decrease in the value of the Trust Fund attributable to net income and all profits and losses, realized and unrealized, during the valuation period shall be determined on the basis of the valuation under paragraph (a) taking into account appropriate adjustments for contributions, loan payments, and transfers to and distributions, withdrawals, loans, and transfers from such Trust Fund during the valuation period.

(c) Finally, the net increase or decrease in the value of the Trust Fund shall be allocated among Participant Accounts in the Trust Fund in the ratio of the balance of the portion of such Participant Account in the Trust Fund as of the preceding Valuation Date less any distributions, withdrawals, loans, and transfers from such Participant Account balance in the Trust Fund since the Valuation Date to the aggregate balances of the portions of all Participant Accounts in the Trust Fund similarly adjusted, and each Participant Account in the Trust Fund shall be credited or charged with the amount of its allocated share. Notwithstanding the foregoing, the Administrator may adopt such accounting procedures as it considers appropriate and equitable to establish a proportionate crediting of net increase or decrease in the value of the Trust Fund for contributions, loan payments, and transfers to and distributions, withdrawals, loans, and transfers from such Trust Fund made by or on behalf of a Participant during the valuation period.

11.4  Finality of Determinations
      --------------------------

The Trustee shall have exclusive responsibility for determining the balance of each Participant Account maintained hereunder.
The Trustee's determinations thereof shall be conclusive upon all interested parties.

11.5  Notification
      ------------

Within a reasonable period of time after the end of each Plan
Year, the Administrator shall notify each Participant and Beneficiary of the balances of his Participant Account and Sub-Accounts as of the last day of such Plan Year.

                           ARTICLE XII
                              LOANS

12.1   Application for Loan
       ---------------------

A Participant who is a party in interest may make written application to the Administrator for a loan from his Separate
Account. Loans shall be made to Participants in accordance with written rules prescribed by the Administrator which are hereby incorporated into and made a part of the Plan.

As collateral for any loan granted hereunder, the Participant shall grant to the Plan a security interest in his vested interest under the Plan equal to the amount of the loan; provided, however, that in no event may the security interest exceed 50 percent of the Participant's vested interest under the Plan determined as of the date as of which the loan is originated
in accordance with Plan provisions.   In the case of a
Participant who is an active employee, the Participant also shall enter into an agreement to repay the loan by payroll withholding. No loan in excess of 50 percent of the Participant's vested interest under the Plan shall be made from the Plan. Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other employees.

A loan shall not be granted unless the Participant consents in writing to the charging of his Separate Account in accordance with the provisions of Section 12.4 for unpaid principal and interest amounts in the event the loan is declared to be in default.

12.2   Reduction of Account Upon Distribution
       --------------------------------------

Notwithstanding any other provision of the Plan, the amount of a Participant's Separate Account that is distributable to the Participant or his Beneficiary under Article XIII or XV shall be reduced by the portion of his vested interest that is held by the Plan as security for any loan outstanding to the Participant, provided that the reduction is used to repay the loan. If distribution is made because of the Participant's death prior to the commencement of distribution of his Separate Account and less than 100 percent of the Participant's vested interest in his Separate Account (determined without regard to the preceding sentence) is payable to his surviving spouse, then the balance of the Participant's vested interest in his Separate Account shall be adjusted by reducing the vested account balance by the amount of the security used to repay the loan, as provided in the preceding sentence, prior to determining the amount of the benefit payable to the surviving spouse.

12.3   Requirements to Prevent a Taxable Distribution
       -----------------------------------------------

Notwithstanding any other provision of the Plan to the contrary, the following terms and conditions shall apply to any loan made to a Participant under this Article:

(a) The interest rate on any loan to a Participant shall be a reasonable interest rate commensurate with current interest rates charged for loans made under similar circumstances by persons in the business of lending money.

(b) The amount of any loan to a Participant (when added to the outstanding balance of all other loans to the Participant from the Plan or any other plan maintained by an Employer or a Related Company) shall not exceed the lesser of:

     (i) $50,000, reduced by the excess, if any, of the highest outstanding balance of any other loan to the Participant from the Plan or any other plan maintained by an Employer or a Related Company during the preceding 12-month period over the balance of such loans on the date a loan is made hereunder; or

     (ii) 50 percent of the vested portions of the Participant's Separate Account and his vested interest under all other plans maintained by an Employer or a Related Company.

(c) The term of any loan to a Participant shall be no greater than five years, except in the case of a loan used to acquire any dwelling unit which within a reasonable period of time is to be used (determined at the time the loan is made) as a principal residence of the Participant.

(d) Except as otherwise permitted under Treasury regulations, substantially level amortization shall be required over the term of the loan with payments made not less frequently than quarterly.

12.4  Administration of Loan Investment Fund
      --------------------------------------

Upon approval of a loan to a Participant, the Administrator shall direct the Trustee to transfer an amount equal to the loan amount from the Investment Funds in which it is invested, as directed by the Administrator, to the loan Investment Fund established by the Trustee in the Participant's name. Any loan approved by the Administrator shall be made to the Participant out of the Participant's loan Investment Fund. All principal and interest paid by the Participant on a loan made under this Article shall be deposited to his Separate Account and shall be allocated upon receipt among the Investment Funds in accordance with the Participant's currently effective investment election. The balance of the Participant's loan Investment Fund shall be decreased by the amount of principal payments and the loan Investment Fund shall be terminated when the loan has been repaid in full.

12.5   Default
       -------

If a Participant fails to make or cause to be made, any payment required under the terms of the loan within 30 days following the date on which such payment shall become due, the Administrator may direct the Trustee to declare the loan to be in default, and the entire unpaid balance of such loan, together with accrued interest, shall be immediately due and payable. In any such event, if such balance and interest thereon is not then paid, the Trustee shall charge the Separate Account of the borrower with the amount of such balance and interest as of the earliest date a distribution may be made from the Plan to the borrower without adversely affecting the tax qualification of the Plan or of the cash or deferred arrangement.

                          ARTICLE XIII
                   WITHDRAWALS WHILE EMPLOYED


13.1   Withdrawals of After-Tax Contributions and/or Rollover
       ------------------------------------------------------
       Contributions
       -------------

A Participant who is employed by an Employer or a Related Company may elect in writing, subject to the limitations and conditions prescribed in Section 13.3, to make a cash withdrawal from his After-Tax Contributions Sub-Account. A Participant who is employed by an Employer or a Related Company and has attained age 59 1/2 or who is determined by the Administrator to have incurred a hardship as defined in Section 13.5 may elect in writing, subject to the limitations and conditions prescribed in Section 13.5, to make a cash withdrawal from his Rollover Contributions Sub-Account.

13.2   Withdrawals of Tax-Deferred Contributions
       -----------------------------------------

A Participant who is employed by an Employer or a Related Company and who has attained age 59 1/2 or is determined by the Administrator to have incurred a hardship as defined in Section
13.5 may elect in writing, subject to the limitations and conditions prescribed in Section 13.5, to make a cash withdrawal from his Tax-Deferred Contributions Sub-Account. The maximum amount that a Participant may withdraw pursuant to this Section because of a hardship is the balance of his Tax-Deferred Contributions Sub-Account, exclusive of any earnings credited to such Sub-Account.

13.3   Limitations on Withdrawals Other than Hardship Withdrawals
       ----------------------------------------------------------

Withdrawals made pursuant to this Article, other than hardship withdrawals, shall be subject to the following conditions and limitations:

A Participant must file a written withdrawal application with the Administrator such number of days prior to the date as of which it is to be effective as the Administrator shall prescribe.

Withdrawals may be made effective only as of an Enrollment
Date.

The minimum total withdrawal that a Participant may make shall be an amount equal to the lesser of $250 or the balance of his After-Tax Contributions Sub-Account.

13.4  Order of Withdrawal from a Participant's Sub-Accounts
      -----------------------------------------------------

Distribution of a withdrawal amount shall be made from a Participant's Sub-Accounts, to the extent necessary, in the following order:

The balance of the Participant's After-Tax Contributions
Sub-Account, if any, shall be distributed.

The balance of the Participant's Rollover Contributions
Sub-Account, if any, shall be distributed.

The balance of the Participant's Tax-Deferred Contributions
Sub-Account shall be distributed, but only to the extent permitted under Section 13.2.

If the Sub-Account from which a Participant is receiving a withdrawal is invested in more than one Investment Fund, the withdrawal shall be charged against the Investment
Funds as directed by the Administrator.

13.5  Conditions and Limitations on Hardship Withdrawals
      --------------------------------------------------

A Participant must file a written application for a hardship withdrawal with the Administrator such number of days prior to the date as of which it is to be effective as the Administrator may prescribe. Hardship withdrawals may be made effective as soon as reasonably practicable following the Administrator's receipt of the Participant's instructions. The Administrator shall grant a hardship withdrawal only if it determines that the withdrawal is necessary to meet an immediate and heavy financial need of the Participant. An immediate and heavy financial need of the Participant means a financial need on account of:

(a) expenses previously incurred by or necessary to obtain for the Participant, the Participant's spouse, or any dependent of the Participant (as defined in Section 152 of the Code) medical care described in Section 213(d) of the Code;

(b) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

(c) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, the Participant's spouse, or any dependent of the Participant;

(d) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or


A withdrawal shall be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant only if all of the following requirements are satisfied:

The withdrawal is not in excess of the amount of the immediate and heavy financial need of the Participant.

The Participant has obtained all distributions, other than hardship distributions, and all non-taxable loans currently available under all plans maintained by an Employer or any Related Company.

The Participant's Tax-Deferred Contributions and After-Tax
Contributions and the Participant's elective tax-deferred contributions and employee after-tax contributions under all other tax-qualified plans maintained by an Employer or any Related Company shall be suspended for at least twelve months after his receipt of the withdrawal.

The Participant shall not make Tax-Deferred Contributions or elective tax-deferred contributions under any other tax-qualified plan maintained by an Employer or any Related
Company for the Participant's taxable year immediately following the taxable year of the withdrawal in excess of the applicable limit under Section 402(g) of the Code for such next taxable year less the amount of the Participant's
Tax-Deferred Contributions and elective tax-deferred contributions under any other plan maintained by an Employer or any Related Company for the taxable year of the withdrawal.

The amount of a hardship withdrawal shall include any amounts necessary to pay any Federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution. A Participant shall not fail to be treated as an Eligible Employee for purposes of applying the limitations contained in
Article VII of the Plan merely because his Tax-Deferred Contributions are suspended in accordance with this Section.

                           ARTICLE XIV
         TERMINATION OF EMPLOYMENT AND SETTLEMENT DATE


14.1   Termination of Employment and Settlement Date
       ---------------------------------------------

A Participant's Settlement Date shall occur on the date he terminates employment with an Employer and all Related Companies because of death, disability, retirement, or other termination of employment. Written notice of a Participant's Settlement Date shall be given by the Administrator to the Trustee.

14.2   Separate Accounting for Non-Vested Amounts
       ------------------------------------------

If as of a Participant's Settlement Date the Participant's vested interest in his Employer Contributions Sub-Account is less than 100 percent, that portion of his Employer Contributions Sub-Account that is not vested shall be accounted for separately from the vested portion and shall be disposed of as provided in
Section 14.3.

14.3   Disposition of Non-Vested Amounts
       ---------------------------------

That portion of a Participant's Employer Contributions
Sub-Account that is not vested upon the occurrence of his Settlement Date shall be disposed of as follows:

(a) If the Participant has no vested interest in his Participant Account upon the occurrence of his Settlement
Date or the aggregate value as of the date of distribution does not exceed $3,500 resulting in the Participant's receipt of a single sum payment of his vested interest in his Participant Account, the non-vested balance remaining in the Participant's Employer Contributions Sub-Account will be forfeited and his Participant Account closed as of
(i) the date the Participant incurs a break in service following his Settlement Date, if the Participant has no vested interest in his Participant Account, or (ii) the later of the date the Participant incurs a break in service following his Settlement Date or the date on which the Participant receives a single sum payment of his vested interest in his Participant Account.

(b) If the Participant is eligible for and consents in writing to a single sum payment of his vested interest in his Participant Account, the non-vested balance remaining in the Participant's Employer Contributions Sub-Account will be forfeited and his Participant Account closed as of the last day of the Plan Year in which the single sum payment occurs (provided that such distribution occurs prior to the end of the second Plan Year beginning on or after the Participant's Settlement Date) or the date the Participant incurs a break in service following his Settlement Date, if later.

(c) If neither paragraph (a) nor paragraph (b) is applicable, the non-vested portion of the Participant's Employer
Contributions Sub-Account will continue to be held in such Sub-Account and will not be forfeited until the date the Participant incurs five consecutive breaks in service.

Whenever the non-vested portion of a Participant's Employer Contributions Sub-Account is forfeited under the provisions of the Plan with respect to a Plan Year, the amount of such forfeiture, as of the last day of the Plan Year, shall be applied against the Employer Contribution obligations for the Plan Year of the Employer for which the Participant last performed services as an Employee. Notwithstanding the foregoing, however, should the amount of all such forfeitures for any Plan Year with respect to any Employer exceed the amount of such Employer's Employer Contribution obligation for the Plan Year, the excess amount of such forfeitures shall be held unallocated in a suspense account established with respect to the Employer and shall for all Plan purposes be applied against the Employer's Employer Contribution obligations for the following Plan Year.

14.4   Recrediting of Forfeited Amounts
       --------------------------------

A former Participant who forfeited the non-vested balance of his Employer Contributions Sub-Account in accordance with the provisions of Section 14.3 and who is reemployed by an Employer or a Related Company shall have such forfeited amounts recredited to a new Participant Account in his name, without adjustment for interim gains or losses experienced by the Trust, if:

(a)   he returns to employment with an Employer or a Related
      Company before he incurs five consecutive breaks in service commencing after the later of his Settlement Date
      (termination date) or the date he received distribution of his vested interest in his Participant Account; and

(b) he resumes employment covered under the Plan before he incurs five consecutive breaks in service commencing after the later of his Settlement Date or the date he received distribution of his vested interest in his Participant Account.

Funds needed in any Plan Year to recredit the Participant Account of a Participant with the amounts of prior forfeitures in accordance with the preceding sentence shall come first from forfeitures that arise during such Plan Year, and then from Trust income earned in such Plan Year, with each Trust Fund being charged with the amount of such income proportionately, unless his Employer chooses to make an additional Employer Contribution, and shall finally be provided by his Employer by way of a separate Employer Contribution.

A Participant who is reemployed and who received distribution of his vested interest in his Participant Account because of his prior Settlement Date, may elect to repay to the Plan the full amount of such distribution before the end of the five-year period beginning on the date he is reemployed.

                           ARTICLE XV
                         DISTRIBUTIONS


15.1   Distributions to Participants
       -----------------------------

A Participant whose Settlement Date occurs shall receive distribution of the value of his vested interest in his Participant Account in the form provided under Article XVI beginning as soon as reasonably practicable following his Settlement Date or the date his application for distribution is filed with the Administrator, if later.

15.2   Distributions to Beneficiaries
       ------------------------------

If a Participant dies prior to the date distribution of his vested interest in his Participant Account begins under this Article, his Beneficiary shall receive distribution of the value of the Participant's vested interest in his Participant Account in the form provided under Article XVI beginning as soon as reasonably practicable following the date the Beneficiary's application for distribution is filed with the Administrator. Unless distribution is to be made over the life or over a period certain not greater than the life expectancy of the Beneficiary, distribution of the Participant's entire vested interest shall be made to the Beneficiary no later than the end of the fifth calendar year beginning after the Participant's death. If distribution is to be made over the life or over a period certain no greater than the life of the Beneficiary, distribution shall commence no later than:

(a) If the Beneficiary is not the Participant's spouse, the end of the first calendar year beginning after the Participant's death; or

(b) If the Beneficiary is the Participant's spouse, the later of (i) the end of the first calendar year beginning after the Participant's death or (ii) the end of the calendar year in which the Participant would have attained age
      70 1/2.

If distribution is to be made to a Participant's spouse, it shall be made available within a reasonable period of time after the Participant's death that is no less favorable than the period of time applicable to other distributions. If a Participant dies after the date distribution of his vested interest in his Participant Account begins under this Article, but before his entire vested interest in his Participant Account is distributed, his Beneficiary shall receive distribution of the remainder of the Participant's vested interest in his Participant Account beginning as soon as reasonably practicable following the Participant's date of death in a form that provides for distribution at least as rapidly as under the form in which the Participant was receiving distribution.

15.3   Cash Outs and Participant Consent
       ---------------------------------

Notwithstanding any other provision of the Plan to the contrary, if the value of a Participant's vested interest in his Participant Account does not exceed $3,500, distribution of such value shall be made to the Participant in a single sum payment as soon as reasonably practicable following his Settlement Date. If the value of a Participant's vested interest in his Participant Account exceeds $3,500, distribution shall not commence to such Participant prior to his Normal Retirement Date without the Participant's written consent. If a Participant made a withdrawal in accordance with the provisions of Article XIII or was in default on a loan for which a portion of his Separate Account was pledged as security as provided in Article XII and the value of his vested interest in his Separate Account on the date immediately preceding the withdrawal or default exceeded $3,500, then for purposes of this Section, the value of his vested interest in his Separate Account shall be deemed to exceed $3,500.

15.4   Required Commencement of Distribution
       -------------------------------------

Notwithstanding any other provision of the Plan to the contrary, distribution of a Participant's vested interest in his Participant Account shall commence to the Participant no later than the earlier of:

(a) unless the Participant elects a later date, 60 days after the close of the Plan Year in which (i) the Participant's Normal Retirement Date occurs, (ii) the 10th anniversary of the year in which he commenced participation in the Plan occurs, or (iii) his Settlement Date occurs, whichever is latest; or

(b) the April 1 following the close of the calendar year in which he attains age 70 1/2, whether or not his Settlement Date has occurred, except that if a Participant attained age 70 1/2 prior to January 1, 1988, and was not a five-percent owner (as defined in Section 416 of the Code) at any time during the five-Plan-Year period ending within the calendar year in which he attained age 70 1/2, distribution of such Participant's vested interest in his Participant Account shall commence no later than the April
1 following the close of the calendar year in which he attains age 70 1/2 or retires, whichever is later.

Distributions required to commence under this Section shall be made in the form provided under Article XVI and in accordance with Section 401(a)(9) of the Code and regulations issued thereunder, including the minimum distribution incidental benefit requirements.

15.5   Reemployment of a Participant
       -----------------------------

If a Participant whose Settlement Date has occurred is reemployed by an Employer or a Related Company, he shall lose his right to any distribution or further distributions from the Trust arising from his prior Settlement Date and his interest in the Trust shall thereafter be treated in the same manner as that of any other Participant whose Settlement Date has not occurred.

15.6   Restrictions on Alienation
       --------------------------

Except as provided in Section 401(a)(13) of the Code relating to qualified domestic relations orders and Section 1.401(a)-13(b)(2) of Treasury regulations relating to Federal tax levies and judgments, no benefit under the Plan at any time shall be subject in any manner to anticipation, alienation, assignment (either at law or in equity), encumbrance, garnishment, levy, execution, or other legal or equitable process; and no person shall have power in any manner to anticipate, transfer, assign (either at law or in equity), alienate or subject to attachment, garnishment, levy, execution, or other legal or equitable process, or in any way encumber his benefits under the Plan, or any part thereof, and any attempt to do so shall be void.

15.7   Facility of Payment
       -------------------

If the Administrator finds that any individual to whom an amount is payable hereunder is incapable of attending to his financial affairs because of any mental or physical condition, including the infirmities of advanced age, such amount (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative) may, in the discretion of the Administrator, be paid to another person for the use or benefit of the individual found incapable of attending to his financial affairs or in satisfaction of legal obligations incurred by or on behalf of such individual. The Trustee shall make such payment only upon receipt of written instructions to such effect from the Administrator. Any such payment shall be charged to the Participant Account from which any such payment would otherwise have been paid to the individual found incapable of attending to his financial affairs and shall be a complete discharge of any liability therefor under the Plan.

15.8   Inability to Locate Payee
       -------------------------

If any benefit becomes payable to any person, or to the executor or administrator of any deceased person, and if that person or his executor or administrator does not present himself to the Administrator within five years after the Administrator mails written notice of his eligibility to receive a distribution hereunder to his last known address, that benefit will be forfeited. However, if the payee later files a claim for that benefit, the benefit will be restored.

15.9   Distribution Pursuant to Qualified Domestic Relations
       -----------------------------------------------------
       Orders
       ------

Notwithstanding any other provision of the Plan to the contrary, if a qualified domestic relations order so provides, distribution may be made to an alternate payee pursuant to a qualified domestic relations order, as defined in Section 414(p) of the Code, regardless of whether the Participant's Settlement Date has occurred or whether the Participant is otherwise entitled to receive a distribution under the Plan, provided that the order so requires.

                           ARTICLE XVI
                         FORM OF PAYMENT


16.1   Form of Payment
       ---------------

Distribution shall be made to a Participant, or his Beneficiary, if the Participant has died, in a single sum payment.

16.2   Direct Rollover
       ---------------

Notwithstanding any other provision of the Plan to the contrary, in lieu of receiving distribution in the form of payment provided under this Article, a "qualified distributee" may elect in writing, in accordance with rules prescribed by the Administrator, to have any portion, equal to $500 or more, of a distribution made on or after January 1, 1993, that is an "eligible rollover distribution" paid directly by the Plan to the "eligible retirement plan" designated by the "qualified distributee". Any such payment by the Plan to another "eligible retirement plan" shall be a direct rollover. For purposes of this Section, the following terms have the following meanings:

(a) An "eligible retirement plan" means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section
408(b) of the Code, an annuity plan described in Section
403(a) of the Code, or a qualified trust described in
Section 401(a) of the Code that accepts rollovers;
provided, however, that, in the case of a direct rollover by a surviving spouse, an eligible retirement plan does not include a qualified trust described in Section 401(a) of the Code.

(b) An "eligible rollover distribution" means any distribution of all or any portion of the balance of a Participant's
Participant Account; provided, however, that an eligible rollover distribution does not include: any distribution to the extent such distribution is required under Section
401(a)(9) of the Code; and the portion of any distribution that consists of the Participant's After-Tax Contributions.

(c) A "qualified distributee" means a Participant, his surviving spouse, or his spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code.

16.3  Notice Regarding Form of Payment
      --------------------------------

Within the 60 day period ending 30 days before the date as of which distribution of a Participant's Participant Account commences, the Administrator shall provide the Participant with a written explanation of his right to defer distribution until his Normal Retirement Date, his right to make a direct rollover, and the form of payment provided under the Plan. Distribution of the Participant's Participant Account may commence less than 30 days after such notice is provided to the Participant if (i) the Administrator clearly informs the Participant of his right to consider his election of whether or not to make a direct rollover or to receive a distribution prior to his Normal Retirement Date for a period of at least 30 days following his receipt of the notice and (ii) the Participant, after receiving the notice, affirmatively elects an early distribution.

                          ARTICLE XVII
                          BENEFICIARIES


17.1   Designation of Beneficiary
       --------------------------

A married Participant's Beneficiary shall be his spouse, unless the Participant designates a person or persons other than his spouse as Beneficiary with his spouse's written consent. A Participant may designate a Beneficiary on the form prescribed by the Administrator. If no Beneficiary has been designated pursuant to the provisions of this Section, or if no Beneficiary survives the Participant and he has no surviving spouse, then the Beneficiary under the Plan shall be the Participant's descendants, per stirpes or, if none, the Participant's estate. If a Beneficiary dies after becoming entitled to receive a distribution under the Plan but before distribution is made to him in full, and if no other Beneficiary has been designated to receive the balance of the distribution in that event, the estate of the deceased Beneficiary shall be the Beneficiary as to the balance of the distribution.

17.2   Spousal Consent Requirements
       ----------------------------

Any written spousal consent given pursuant to this Article must acknowledge the effect of the action taken, must specify any non-spouse Beneficiary designated by the Participant and that such Beneficiary may not be changed without written spousal consent, and must be witnessed by a Plan representative or a notary public. A Participant's spouse will be deemed to have given written consent to the Participant's designation of Beneficiary if the Participant establishes to the satisfaction of a Plan representative that such consent cannot be obtained because the spouse cannot be located or because of other circumstances set forth in Section 401(a)(11) of the Code and regulations issued thereunder. Any written consent given or deemed to have been given by a Participant's spouse hereunder shall be valid only with respect to the spouse who signs the consent.

                       ARTICLE XVIII
                       ADMINISTRATION


18.1   Authority of the Sponsor
       ------------------------

The Sponsor, which shall be the administrator for purposes of ERISA and the plan administrator for purposes of the Code, shall be responsible for the administration of the Plan and, in addition to the powers and authorities expressly conferred upon it in the Plan, shall have all such powers and authorities as may be necessary to carry out the provisions of the Plan, including the power and authority to interpret and construe the provisions of the Plan, to make benefit determinations, and to resolve any disputes which arise under the Plan. The Sponsor may employ such attorneys, agents, and accountants as it may deem necessary or advisable to assist in carrying out its duties hereunder. The Sponsor and the Trustee shall be "named fiduciaries" as that term is defined in Section 402(a)(2) of ERISA. The Sponsor may:

(a) allocate any of the powers, authority, or responsibilities for the operation and administration of the Plan, which are retained by it or granted to it by this Article, to the Trustee; and

(b) designate a person or persons other than the Sponsor to carry out any of such powers, authority, or responsibilities;

except that no power, authority, or responsibility of the Trustee shall be subject to the provisions of paragraph (b) of this Section, and except that no allocation or delegation by the Sponsor of any of its powers, authority, or responsibilities to the Trustee shall become effective unless such allocation or delegation shall first be accepted by the Trustee in a writing signed by it and delivered to the Sponsor.

18.2   Action of the Sponsor
       ---------------------

Any act authorized, permitted, or required to be taken under the Plan by the Sponsor and which has not been delegated in accordance with Section 18.1, may be taken by a majority of the members of the board of directors of the Sponsor, either by vote at a meeting, or in writing without a meeting, or by the employee or employees of the Sponsor designated by the board of directors to carry out such acts on behalf of the Sponsor. All notices, advice, directions, certifications, approvals, and instructions required or authorized to be given by the Sponsor as under the Plan shall be in writing and signed by either (i) a majority of the members of the board of directors of the Sponsor or by such member or members as may be designated by an instrument in writing, signed by all the members thereof, as having authority to execute such documents on its behalf, or (ii) the employee or employees authorized to act for the Sponsor in accordance with the provisions of this Section.

18.3   Claims Review Procedure
       -----------------------

Whenever a claim for benefits under the Plan filed by any person (herein referred to as the "Claimant") is denied, whether in whole or in part, the Sponsor shall transmit a written notice of such decision to the Claimant within 90 days of the date the claim was filed or, if special circumstances require an extension, within 180 days of such date, which notice shall be written in a manner calculated to be understood by the Claimant and shall contain a statement of (i) the specific reasons for the denial of the claim, (ii) specific reference to pertinent Plan provisions on which the denial is based, and (iii) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such information is necessary. The notice shall also include a statement advising the Claimant that, within 60 days of the date on which he receives such notice, he may obtain review of such decision in accordance with the procedures hereinafter set forth. Within such 60-day period, the Claimant or his authorized representative may request that the claim denial be reviewed by filing with the Sponsor a written request therefor, which request shall contain the following information:

(a) the date on which the Claimant's request was filed with the Sponsor; provided, however, that the date on which the Claimant's request for review was in fact filed with the Sponsor shall control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this paragraph;

(b) the specific portions of the denial of his claim which the Claimant requests the Sponsor to review;

(c) a statement by the Claimant setting forth the basis upon which he believes the Sponsor should reverse the previous denial of his claim for benefits and accept his claim as made; and

(d) any written material (offered as exhibits) which the Claimant desires the Sponsor to examine in its consideration of his position as stated pursuant to paragraph (c) of this Section.

Within 60 days of the date determined pursuant to paragraph (a) of this Section or, if special circumstances require an extension, within 120 days of such date, the Sponsor shall conduct a full and fair review of the decision denying the Claimant's claim for benefits and shall render its written decision on review to the Claimant. The Sponsor's decision on review shall be written in a manner calculated to be understood by the Claimant and shall specify the reasons and Plan provisions upon which the Sponsor's decision was based.

18.4   Qualified Domestic Relations Orders
       -----------------------------------

The Sponsor shall establish reasonable procedures to determine the status of domestic relations orders and to administer distributions under domestic relations orders which are deemed to be qualified orders. Such procedures shall be in writing and shall comply with the provisions of Section 414(p) of the Code and regulations issued thereunder.

18.5   Indemnification
       ---------------

In addition to whatever rights of indemnification the members of the board of directors of the Sponsor or any employee or employees of the Sponsor to whom any power, authority, or responsibility is delegated pursuant to Section 18.2, may be entitled under the articles of incorporation or regulations of the Sponsor, under any provision of law, or under any other agreement, the Sponsor shall satisfy any liability actually and reasonably incurred by any such person or persons, including expenses, attorneys' fees, judgments, fines, and amounts paid in settlement (other than amounts paid in settlement not approved by the Sponsor), in connection with any threatened, pending or completed action, suit, or proceeding which is related to the exercising or failure to exercise by such person or persons of any of the powers, authority, responsibilities, or discretion as provided under the Plan, or reasonably believed by such person or persons to be provided hereunder, and any action taken by such person or persons in connection therewith, unless the same is judicially determined to be the result of such person's or persons' gross negligence or willful misconduct.

18.6   Actions Binding
       ---------------

Subject to the provisions of Section 18.3, any action taken by the Sponsor which is authorized, permitted, or required under the Plan shall be final and binding upon the Employers, the Trustee, all persons who have or who claim an interest under the Plan, and all third parties dealing with the Employers or the Trustee.

                           ARTICLE XIX
                    AMENDMENT AND TERMINATION


19.1   Amendment
       ---------

Subject to the provisions of Section 19.2, the Sponsor may at any time and from time to time, by action of its board of directors, amend the Plan, either prospectively or retroactively. Any such amendment shall be by written instrument executed by the Sponsor.

19.2   Limitation on Amendment
       -----------------------

The Sponsor shall make no amendment to the Plan which shall decrease the accrued benefit of any Participant or Beneficiary, except that nothing contained herein shall restrict the right to amend the provisions of the Plan relating to the administration of the Plan and Trust. Moreover, no such amendment shall be made hereunder which shall permit any part of the Trust to revert to an Employer or any Related Company or be used or be diverted to purposes other than the exclusive benefit of Participants and Beneficiaries.

19.3   Termination
       -----------

The Sponsor reserves the right, by action of its board of directors, to terminate the Plan as to all Employers at any time
(the effective date of such termination being hereinafter referred to as the "termination date"). Upon any such termination of the Plan, the following actions shall be taken for the benefit of Participants and Beneficiaries:

(a) As of the termination date, each Investment Fund shall be valued and all Participant Accounts and Sub-Accounts shall be adjusted in the manner provided in Article XI, with any unallocated contributions or forfeitures being allocated as of the termination date in the manner otherwise provided in the Plan. The termination date shall become a Valuation
Date for purposes of Article XI. In determining the net worth of the Trust, there shall be included as a liability such amounts as shall be necessary to pay all expenses in connection with the termination of the Trust and the liquidation and distribution of the property of the Trust, as well as other expenses, whether or not accrued, and shall include as an asset all accrued income.

(b) All Participant Accounts shall then be disposed of to or for the benefit of each Participant or Beneficiary in accordance with the provisions of Article XV as if the termination date were his Settlement Date; provided, however, that notwithstanding the provisions of Article XV, if the Plan does not offer an annuity option and if neither his Employer nor a Related Company establishes or maintains another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code), the Participant's written consent to the commencement of distribution shall not be required regardless of the value of the vested portions of his Participant Account.

(c) Notwithstanding the provisions of paragraph (b) of this Section, no distribution shall be made to a Participant of any portion of the balance of his Tax-Deferred
Contributions Sub-Account prior to his separation from service (other than a distribution made in accordance with Article XIII or required in accordance with Section
401(a)(9) of the Code) unless (i) neither his Employer nor a Related Company establishes or maintains another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code, a tax credit employee stock ownership plan as defined in Section 409 of the Code, or a simplified employee pension as defined in Section 408(k) of the Code) either at the time the plan is terminated or at any time during the period ending 12 months after distribution of all assets from the Plan; provided, however, that this provision shall not apply if fewer than two percent of the Eligible Employees under the Plan were eligible to participate at any time in such other defined contribution plan during the 24-month period beginning 12 months before the Plan termination, and
(ii) the distribution the Participant receives is a "lump sum distribution" as defined in Section 402(e)(4) of the Code, without regard to clauses (i), (ii), (iii), and (iv) of sub-paragraph (A), sub-paragraph (B), or sub-paragraph
(H) thereof.

Notwithstanding anything to the contrary contained in the Plan, upon any such Plan termination, the vested interest of each Participant and Beneficiary in his Employer Contributions Sub-Account shall be 100 percent; and, if there is a partial termination of the Plan, the vested interest of each Participant and Beneficiary who is affected by the partial termination in his Employer Contributions Sub-Account shall be 100 percent. For purposes of the preceding sentence only, the Plan shall be deemed to terminate automatically if there shall be a complete discontinuance of contributions hereunder by all Employers.

19.4   Reorganization
       ---------------

The merger, consolidation, or liquidation of any Employer with or into any other Employer or a Related Company shall not constitute a termination of the Plan as to such Employer. If an Employer disposes of substantially all of the assets used by the Employer in a trade or business or disposes of a subsidiary and in connection therewith one or more Participants terminates employment but continues in employment with the purchaser of the assets or with such subsidiary, no distribution from the Plan shall be made to any such Participant prior to his separation from service (other than a distribution made in accordance with Article XIII or required in accordance with Section 401(a)(9) of the Code), except that a distribution shall be permitted to be made in such a case, subject to the Participant's consent (to the extent required by law), if (i) the distribution would constitute a "lump sum distribution" as defined in section 402(e)(4) of the Code, without regard to clauses (i), (ii), (iii), or (iv) of sub-paragraph (A), sub-paragraph (B), or sub-paragraph (H) thereof, (ii) the Employer continues to maintain the Plan after the disposition, (iii) the purchaser does not maintain the Plan after the disposition, and (iv) the distribution is made by the end of the second calendar year after the calendar year in which the disposition occurred.

19.5   Withdrawal of an Employer
       -------------------------

An Employer other than the Sponsor may withdraw from the Plan at any time upon notice in writing to the Administrator (the effective date of such withdrawal being hereinafter referred to as the "withdrawal date"), and shall thereupon cease to be an Employer for all purposes of the Plan. An Employer shall be deemed automatically to withdraw from the Plan in the event of its complete discontinuance of contributions, or, subject to
Section 19.4 and unless the Sponsor otherwise directs, it ceases to be a Related Company of the Sponsor or any other Employer.
The withdrawal of an Employer shall be treated as a termination of the Plan with respect to Participants who at the time are employed by such Employer. In the event of any such withdrawal of an Employer, the action specified in Section 19.3 shall be taken as of the withdrawal date, as on a termination of the Plan, but with respect only to Participants who are employed solely by the withdrawing Employer, and who, upon such withdrawal, are neither transferred to nor continued in employment with any other Employer or a Related Company. The interest of any Participant employed by the withdrawing Employer who is transferred to or continues in employment with any other Employer or a Related Company, and the interest of any Participant employed solely by an Employer or a Related Company other than the withdrawing Employer, shall remain unaffected by such withdrawal; no adjustment to his Participant Accounts shall be made by reason of the withdrawal; and he shall continue as a Participant hereunder subject to the remaining provisions of the Plan.

                         ARTICLE XX
                 ADOPTION BY OTHER ENTITIES


20.1   Adoption by Related Companies
       -----------------------------

A Related Company that is not an Employer may, with the consent of the Sponsor, adopt the Plan and become an Employer hereunder by causing an appropriate written instrument evidencing such adoption to be executed in accordance with the requirements of its organizational authority. Any such instrument shall specify the effective date of the adoption.

20.2   Effective Plan Provisions
       -------------------------

An Employer who adopts the Plan shall be bound by the provisions of the Plan in effect at the time of the adoption and as subsequently in effect because of any amendment to the Plan.


                           ARTICLE XXI
                     MISCELLANEOUS PROVISIONS


21.1    No Commitment as to Employment
        ------------------------------

Nothing contained herein shall be construed as a commitment or agreement upon the part of any person to continue his employment with an Employer or Related Company, or as a commitment on the part of any Employer or Related Company to continue the employment, compensation, or benefits of any person for any period.

21.2   Benefits
       --------

Nothing in the Plan nor the Trust Agreement shall be construed to confer any right or claim upon any person, firm, or corporation other than the Employers, the Trustee, Participants, and Beneficiaries.

21.3   No Guarantees
       -------------

The Employers, the Administrator, and the Trustee do not guarantee the Trust from loss or depreciation, nor do they guarantee the payment of any amount which may become due to any person hereunder.

21.4   Expenses
       --------

The expenses of administration of the Plan, including the expenses of the Administrator and fees of the Trustee, shall be paid from the Trust or by the Sponsor or another Employer as the Sponsor shall direct.

21.5   Precedent
       ---------

Except as otherwise specifically provided, no action taken in accordance with the Plan shall be construed or relied upon as a precedent for similar action under similar circumstances.

21.6   Duty to Furnish Information
       ---------------------------

The Employers, the Administrator, and the Trustee shall furnish to any of the others any documents, reports, returns, statements, or other information that the other reasonably deems necessary to perform its duties hereunder or otherwise imposed by law.

21.7   Withholding
       -----------

The Trustee shall withhold any tax which by any present or future law is required to be withheld, and which the Administrator notifies the Trustee in writing is to be so withheld, from any payment to any Participant or Beneficiary hereunder.

21.8   Merger, Consolidation, or Transfer of Plan Assets
       -------------------------------------------------

The Plan shall not be merged or consolidated with any other plan, nor shall any of its assets or liabilities be transferred to another plan, unless, immediately after such merger, consolidation, or transfer of assets or liabilities, each Participant in the Plan would receive a benefit under the Plan which is at least equal to the benefit he would have received immediately prior to such merger, consolidation, or transfer of assets or liabilities (assuming in each instance that the Plan had then terminated).

21.9   Back Pay Awards
       ---------------

The provisions of this Section shall apply only to an Employee or former Employee who becomes entitled to back pay by an award or agreement of an Employer without regard to mitigation of damages. If a person to whom this Section applies was or would have become an Eligible Employee after such back pay award or agreement has been effected, and if any such person who had not previously elected to make Tax-Deferred Contributions pursuant to Section
4.1 shall within 30 days of the date he receives notice of the provisions of this Section make an election to make Tax-Deferred Contributions in accordance with such Section 4.1 (retroactive to any Enrollment Date as of which he was or has become eligible to do so), then such Participant may elect that any Tax-Deferred Contributions not previously made on his behalf but which, after application of the foregoing provisions of this Section, would have been made under the provisions of Article IV and any After-Tax Contributions which he had not previously made but which, after application of the foregoing provisions of this Section, he would have made under the provisions of Article V, shall be made out of the proceeds of such back pay award or agreement. In addition, if any such Employee or former Employee would have been eligible to participate in the allocation of Employer Contributions under the provisions of Article VI for any prior Plan Year after such back pay award or agreement has been effected, his Employer shall make an Employer Contribution equal to the amount of the Employer Contribution which would have been allocated to such Participant under the provisions of Article VI as in effect during each such Plan Year. The amounts of such additional contributions shall be credited to the Participant Account of such Participant. Any additional contributions made by such Participant and by an Employer pursuant to this Section shall be made in accordance with, and subject to the limitations of the applicable provisions of Articles IV, V, VI, and VII.

21.10  Condition on Employer Contributions
       -----------------------------------

Notwithstanding anything to the contrary contained in the Plan or the Trust Agreement, any contribution of an Employer hereunder is conditioned upon the continued qualification of the Plan under
Section 401(a) of the Code, the exempt status of the Trust under
Section 501(a) of the Code, and the deductibility of the contribution under Section 404 of the Code. Except as otherwise provided in this Section and Section 21.11, however, in no event shall any portion of the property of the Trust ever revert to or otherwise inure to the benefit of an Employer or any Related Company.

21.11   Return of Contributions to an Employer
        ---------------------------------------

Notwithstanding any other provision of the Plan or the Trust
Agreement to the contrary, in the event any contribution of an Employer made hereunder:

(a)   is made under a mistake of fact, or

(b)   is disallowed as a deduction under Section 404 of the Code,

such contribution may be returned to the Employer within one year after the payment of the contribution or the disallowance of the deduction to the extent disallowed, whichever is applicable. In the event the Plan does not initially qualify under Section 401(a) of the Code, any contribution of an Employer made hereunder may be returned to the Employer within one year of the date of denial of the initial qualification of the Plan, but only if an application for determination was made within the period of time prescribed under Section 403(c)(2)(B) of ERISA.

21.12   Validity of Plan
        ----------------

The validity of the Plan shall be determined and the Plan shall be construed and interpreted in accordance with the laws of the state in which the Trustee has its principal place of business or, if the Trustee is an individual or group of individuals, the state in which the Sponsor has its principal place of business, except as preempted by applicable Federal law. The invalidity or illegality of any provision of the Plan shall not affect the legality or validity of any other part thereof.

21.13   Trust Agreement
        ---------------

The Trust Agreement and the Trust maintained thereunder shall be deemed to be a part of the Plan as if fully set forth herein and the provisions of the Trust Agreement are hereby incorporated by reference into the Plan.

21.14   Parties Bound
        -------------

The Plan shall be binding upon the Employers, all Participants and Beneficiaries hereunder, and, as the case may be, the heirs, executors, administrators, successors, and assigns of each of them.

21.15   Application of Certain Plan Provisions
        --------------------------------------

A Participant's Beneficiary, if the Participant has died, or alternate payee under a qualified domestic relations order shall be treated as a Participant for purposes of directing investments as provided in Article X. For purposes of the general administrative provisions and limitations of the Plan, a Participant's Beneficiary or alternate payee under a qualified domestic relations order shall be treated as any other person entitled to receive benefits under the Plan. Upon any termination of the Plan, any such Beneficiary or alternate payee under a qualified domestic relations order who has an interest under the Plan at the time of such termination, which does not cease by reason thereof, shall be deemed to be a Participant for all purposes of the Plan.

21.16   Leased Employees
        ----------------

Any leased employee, other than an excludable leased employee, shall be treated as an employee of the Employer for which he performs services for all purposes of the Plan with respect to the provisions of Sections 401(a)(3), (4), (7), and (16), and 408(k), 410, 411, 415, and 416 of the Code; provided, however, that no leased employee shall accrue a benefit hereunder based on service as a leased employee except as otherwise specifically provided in the Plan. A "leased employee" means any person who performs services for an Employer or a Related Company (the "recipient") (other than an employee of the recipient) pursuant to an agreement between the recipient and any other person (the "leasing organization") on a substantially full-time basis for a period of at least one year, provided that such services are of a type historically performed, in the business field of the recipient, by employees. An "excludable leased employee" means any leased employee of the recipient who is covered by a money purchase pension plan maintained by the leasing organization which provides for (i) a nonintegrated employer contribution on behalf of each participant in the plan equal to at least ten percent of compensation, (ii) full and immediate vesting, and
(iii) immediate participation by employees of the leasing organization (other than employees who perform substantially all of their services for the leasing organization or whose compensation from the leasing organization in each plan year during the four-year period ending with the plan year is less than $1,000); provided, however, that leased employees do not constitute more than 20 percent of the recipient's nonhighly compensated work force. For purposes of this Section, contributions or benefits provided to a leased employee by the leasing organization that are attributable to services performed for the recipient shall be treated as provided by the recipient.

21.17   Transferred Funds
        -----------------

If funds from another qualified plan are transferred or merged into the Plan, such funds shall be held and administered in accordance with any restrictions applicable to them under such other plan to the extent required by law and shall be accounted for separately to the extent necessary to accomplish the foregoing.

                         ARTICLE XXII
                     TOP-HEAVY PROVISIONS


22.1   Definitions
       ------------

For purposes of this Article, the following terms have the following meanings:

(a) The "compensation" of an employee means compensation as defined in Section 415 of the Code and regulations issued thereunder. In no event, however, shall the compensation of a Participant taken into account under the Plan for any Plan Year exceed (1) $200,000 for Plan Years beginning prior to January 1, 1994, or (2) $150,000 for Plan Years beginning on or after January 1, 1994 (subject to adjustment annually as provided in Section 401(a)(17)(B) and Section 415(d) of the Code; provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Plan Years beginning in such calendar year). If the compensation of a Participant is determined over a period of time that contains fewer than 12 calendar months, then the annual compensation limitation described above shall be adjusted with respect to that Participant by multiplying the annual compensation limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is 12; provided, however, that no proration is required for a Participant who is covered under the Plan for less than one full Plan Year if the formula for allocations is based on Compensation for a period of at least 12 months. In determining the compensation, for purposes of applying the annual compensation limitation described above, of a Participant who is a five-percent owner or one of the ten Highly Compensated Employees receiving the greatest compensation for the Plan Year, the compensation of the Participant's spouse and of his lineal descendants who have not attained age 19 as of the close of the Plan Year shall be included as compensation of the Participant for the Plan Year. If as a result of applying the family aggregation rule described in the preceding sentence the annual compensation limitation would be exceeded, the limitation shall be prorated among the affected family members in proportion to each member's compensation as determined prior to application of the family aggregation rules.

(b) The "determination date" with respect to any Plan Year means the last day of the preceding Plan Year, except that the determination date with respect to the first Plan Year of the Plan, shall mean the last day of such Plan Year.

(c) A "key employee" means any Employee or former Employee who is a key employee pursuant to the provisions of
Section 416(i)(1) of the Code and any Beneficiary of such Employee or former Employee.

(d) A "non-key employee" means any Employee who is not a key employee.

(e) A "permissive aggregation group" means those plans included in each Employer's required aggregation group together with any other plan or plans of the Employer, so long as the entire group of plans would continue to meet the requirements of Sections 401(a)(4) and 410 of the Code.

(f) A "required aggregation group" means the group of tax-qualified plans maintained by an Employer or a Related Company consisting of each plan in which a key employee participates and each other plan that enables a plan in which a key employee participates to meet the requirements of Section 401(a)(4) or Section 410 of the Code, including any plan that terminated within the five-year period ending on the relevant determination date.

(g)   A "super top-heavy group" with respect to a particular Plan
Year means a required or permissive aggregation group that, as of the determination date, would qualify as a top-heavy group under the definition in paragraph (i) of this Section with "90 percent" substituted for "60 percent" each place where "60 percent" appears in the definition.

(h) A "super top-heavy plan" with respect to a particular Plan Year means a plan that, as of the determination date, would qualify as a top-heavy plan under the definition in paragraph (j) of this Section with "90 percent" substituted for "60 percent" each place where "60 percent" appears in the definition. A plan is also a "super top-heavy plan" if it is part of a super top-heavy group.

(i) A "top-heavy group" with respect to a particular Plan Year means a required or permissive aggregation group if the sum, as of the determination date, of the present value of the cumulative accrued benefits for key employees under all defined benefit plans included in such group and the aggregate of the account balances of key employees under all defined contribution plans included in such group exceeds 60 percent of a similar sum determined for all employees covered by the plans included in such group.

(j) A "top-heavy plan" with respect to a particular Plan Year means (i), in the case of a defined contribution plan (including any simplified employee pension plan), a plan for which, as of the determination date, the aggregate of the accounts (within the meaning of Section 416(g) of the Code and the regulations and rulings thereunder) of key employees exceeds 60 percent of the aggregate of the accounts of all participants under the plan, with the accounts valued as of the relevant valuation date and increased for any distribution of an account balance made in the five-year period ending on the determination date,
(ii), in the case of a defined benefit plan, a plan for which, as of the determination date, the present value of the cumulative accrued benefits payable under the plan
(within the meaning of Section 416(g) of the Code and the regulations and rulings thereunder) to key employees exceeds 60 percent of the present value of the cumulative accrued benefits under the plan for all employees, with the present value of accrued benefits to be determined under the accrual method uniformly used under all plans maintained by an Employer or, if no such method exists, under the slowest accrual method permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code and including the present value of any part of any accrued benefits distributed in the five-year period ending on the determination date, and (iii) any plan (including any simplified employee pension plan) included in a required aggregation group that is a top-heavy group. For purposes of this paragraph, the accounts and accrued benefits of any employee who has not performed services for an Employer or a Related Company during the five-year period ending on the determination date shall be disregarded. For purposes of this paragraph, the present value of cumulative accrued benefits under a defined benefit plan for purposes of top-heavy determinations shall be calculated using the actuarial assumptions otherwise employed under such plan, except that the same actuarial assumptions shall be used for all plans within a required or permissive aggregation group. A Participant's interest in the Plan attributable to any Rollover Contributions, except Rollover
Contributions made from a plan maintained by an Employer or a Related Company, shall not be considered in determining whether the Plan is top-heavy. Notwithstanding the foregoing, if a plan is included in a required or permissive aggregation group that is not a top-heavy group, such plan shall not be a top-heavy plan.

(k) The "valuation date" with respect to any determination date means the most recent Valuation Date occurring within the 12-month period ending on the determination date.

22.2  Applicability
      -------------

Notwithstanding any other provision of the Plan to the contrary, the provisions of this Article shall be applicable during any Plan Year in which the Plan is determined to be a top-heavy plan as hereinafter defined. If the Plan is determined to be a top-heavy plan and upon a subsequent determination date is determined no longer to be a top-heavy plan, the vesting provisions of
Article VI shall again become applicable as of such subsequent determination date; provided, however, that if the prior vesting provisions do again become applicable, any Employee with three or more years of Vesting Service may elect in accordance with the provisions of Article VI, to continue to have his vested interest in his Employer Contributions Sub-Account determined in accordance with the vesting schedule specified in Section 22.5.

22.3   Minimum Employer Contribution
       -----------------------------

If the Plan is determined to be a top-heavy plan, the Employer Contributions allocated to the Participant Account of each non-key employee who is an Eligible Employee and who is employed by an Employer or a Related Company on the last day of such top-heavy Plan Year shall be no less than the lesser of (i) three percent of his compensation or (ii) the largest percentage of compensation that is allocated as an Employer Contribution and/or Tax-Deferred Contribution for such Plan Year to the Participant Account of any key employee; except that, in the event the Plan is part of a required aggregation group, and the Plan enables a defined benefit plan included in such group to meet the requirements of Section 401(a)(4) or 410 of the Code, the minimum allocation of Employer Contributions to each such non-key employee shall be three percent of the compensation of such non-key employee. In lieu of the minimum allocation described in the preceding sentence, the Employer Contributions allocated to the Participant Account of each non-key employee who is employed by an Employer or a Related Company on the last day of a top-heavy Plan Year and who is also covered under a top-heavy defined benefit plan maintained by an Employer or a Related Company will be no less than five percent of his compensation. Any minimum allocation to a non-key employee required by this Section shall be made without regard to any social security contribution made on behalf of the non-key employee, his number of hours of service, his level of compensation, or whether he declined to make elective or mandatory contributions.

22.4   Adjustments to Section 415 Limitations
       --------------------------------------

If the Plan is determined to be a top-heavy plan and an Employer maintains a defined benefit plan covering some or all of the Employees that are covered by the Plan, the defined benefit plan fraction and the defined contribution plan fraction, described in
Article VII, shall be determined as provided in Section 415 of the Code by substituting "1.0" for "1.25" each place where "1.25" appears, except that such substitutions shall not be applied to the Plan if (i) the Plan is not a super top-heavy plan, (ii) the Employer Contribution for such top-heavy Plan Year for each non-key employee who is to receive a minimum top-heavy benefit hereunder is not less than four percent of such non-key employee's compensation, and (iii) the minimum annual retirement benefit accrued by a non-key employee who participates under one or more defined benefit plans of an Employer or a Related Company for such top-heavy Plan Year is not less than the lesser of three percent times years of service with an Employer or a Related Company or thirty percent.

22.5   Accelerated Vesting
       -------------------

If the Plan is determined to be a top-heavy plan, a Participant's vested interest in his Employer Contributions Sub-Account shall be determined no less rapidly than in accordance with the following vesting schedule:

     Years of Vesting Service           Vested Interest
     ------------------------           ---------------

        less than 2                            0%
        2 but less than 3                     20%
        3 but less than 4                     40%
        4 but less than 5                     60%
        5 or more                            100%


                          ARTICLE XXIII
                         EFFECTIVE DATE


23.1   Effective Date of Amendment and Restatement
       -------------------------------------------

This amendment and restatement is effective as of January 1, 1995.


             *               *              *

                  EXECUTED AT
______________________________________, ________________________,
this _________ day of ________________, 19__.

                             ENVIRODYNE INDUSTRIES, INC.


                             By:   ____________________________
                             Title: